UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Biomet, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

August 15, 2006

To the Shareholders of Biomet, Inc.:

You are cordially invited to attend our Annual Meeting of Shareholders on Wednesday, September 20, 2006, at 4:00 p.m., local time (EDST), at 2517 Restaurant located at 2517 East Center Street, Warsaw, Indiana. Information regarding the matters to be voted upon at the Annual Meeting can be found in the accompanying Notice and Proxy Statement.

Please note that the format of this year’s Annual Meeting of Shareholders will be different from previous years. It is expected to be a short (approximately 30 minutes) business meeting. It will not include any presentations or keynote speaker. The vote of each shareholder is of utmost importance. For this reason, we urge you to vote your proxy promptly, whether or not you plan to attend the Annual Meeting.

On behalf of the Board of Directors and management of Biomet, Inc., I would like to extend our appreciation for your continued support and confidence.

Sincerely,

BIOMET, INC.

Daniel P. Hann

Interim President and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 20, 2006

TO THE SHAREHOLDERS OF BIOMET, INC.:

The Annual Meeting of Shareholders of Biomet, Inc. will be held on Wednesday, September 20, 2006, at 4:00 p.m., Eastern Daylight Savings Time, at 2517 Restaurant located at 2517 East Center Street, Warsaw, Indiana, for the following purposes:

(1)   To elect three Class II directors to serve for terms of three years each;

(2)   To approve the Biomet, Inc. 2006 Equity Incentive Plan;

(3)   To ratify the appointment of Ernst & Young LLP as Biomet’s independent registered public accounting firm for the fiscal year ending May 31, 2007; and

(4)   To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record as of the close of business on July 13, 2006 are entitled to receive notice of and to vote at the Annual Meeting. We urge you to vote your shares promptly, even if you hold only a few shares and regardless of whether or not you expect to be present at the Annual Meeting in person.

By order of the Board of Directors,

Bradley J. Tandy, Acting Secretary

August 15, 2006

Warsaw, Indiana

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY PROMPTLY.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 20, 2006

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Biomet, Inc. in connection with the solicitation by the Board of Directors of Biomet of proxies to be voted at the Annual Meeting of Shareholders to be held at 2517 Restaurant, located at 2517 East Center Street, Warsaw, Indiana, on Wednesday, September 20, 2006, at 4:00 p.m., Eastern Daylight Savings Time, or any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are expected to be mailed to shareholders on or about August 21, 2006. The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

What am I voting on?

You are voting on the following matters:

•      The election of three Class II directors (Jerry L. Ferguson, Daniel P. Hann and Thomas F. Kearns, Jr.) for three-year terms.

•                  The approval of the Biomet, Inc. 2006 Equity Incentive Plan.

•                  The ratification of the appointment of Ernst & Young LLP as Biomet’s independent registered public accounting firm for the fiscal year ending May 31, 2007.

What are the Board’s recommendations?

Unless you instruct otherwise on your proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth with the discussion of each matter set forth later in this Proxy Statement. In summary, the Board recommends that you vote:

•                  FOR the election of the nominees for directors.

•                  FOR the approval of the Biomet, Inc. 2006 Equity Incentive Plan.

•                  FOR ratification of the appointment of Ernst & Young LLP as Biomet’s independent registered public accounting firm for fiscal year ending May 31, 2007.

With respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote in accordance with their best judgment.

Who is entitled to vote?

Only those persons who own Biomet Common Shares at the close of business on the record date, July 13, 2006, are entitled to receive notice of and to vote at the Annual Meeting, or any adjournment or postponement of the meeting. As of the record date, there were 244,831,097 Common Shares of Biomet issued and outstanding. Each shareholder is entitled to one vote for each Biomet Common Share owned as of the close of business on July 13, 2006.

What constitutes a quorum?

A quorum is represented by the holders of a majority of the Common Shares outstanding on the record date and present, in person or by proxy, at the Annual Meeting. Proxies submitted by brokers that do not indicate voting instructions for a proposal are called “broker non-votes.” Broker non-votes and abstentions will be included in the number of shares considered to be present at the Annual Meeting for purposes of determining quorum, but will not be counted “for” or “against” any proposal. A quorum must be present for a proposal to be properly approved at the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent you are considered to be the “shareholder of record” with respect to those shares. This Proxy Statement, the Annual Report to Shareholders and the proxy card have been sent directly to you.

If your shares are held in a stock brokerage account, by a bank or other nominee, you are considered to be the “beneficial owner” of the shares held in street name. This Proxy Statement and the Annual Report to Shareholders have been forwarded to you by your broker, bank or other nominee, who is considered to be the shareholder of record with respect to those shares. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing.

How do I vote?

It is important that you vote each proxy you receive. If you submit a signed proxy, but do not indicate your voting preference, your shares will be voted FOR the three proposals on your behalf.

Shareholders of Record. Shareholders of record may vote in person at the Annual Meeting or by proxy, whether or not they plan to attend the Annual Meeting. This year there are two convenient voting methods for shareholders of record to vote by proxy.

•                  Voting by Internet. We encourage you to vote by using the Internet at www.proxyvote.com. Please refer to the voting information on the proxy card and on the website for directions on the manner in which to transmit your voting instructions. Voting on the Internet has the same effect as voting by mail. The deadline for Internet voting is 11:59 p.m. Eastern Daylight Savings Time, Tuesday, September 19, 2006. Internet voting is available 24 hours a day. If you vote by the Internet you should NOT return your proxy card by mail.

•                  Voting by mail. If you choose to vote by mail, please mark, sign and date each proxy card you receive and return it as soon as possible in the postage-paid envelope provided.

Beneficial Owners.  Beneficial owners must refer to the voting information provided by their broker, bank or other nominee to determine the manner in which voting instructions are to be transmitted. A beneficial owner who wishes to vote in person at the Annual Meeting must obtain an additional proxy from the broker, bank or other nominee to do so, and must present that proxy at the Annual Meeting.

How can I change my vote?

If you are a beneficial owner, you must contact your broker, bank or other nominee to determine how to change your voting instructions. If you are a shareholder of record, you may change your vote at any time prior to the tabulation of votes at the Annual Meeting. To do so, you must (1) deliver a written notice of revocation to the Secretary of Biomet at P.O. Box 587, Warsaw, IN 46581-0587; (2) submit a properly executed proxy bearing a later date in writing or on the Internet; or (3) attend the Annual Meeting and cast your vote in person.

How do I vote my shares in Biomet’s Employee Stock Bonus Plan?

If you are one of Biomet’s team members (Biomet refers to its employees as team members) eligible to participate in Biomet’s Employee Stock Bonus Plan (“Bonus Plan”), you will receive a request for voting instructions from the Bonus Plan trustee with respect to the shares allocated to your account in the Bonus Plan. You are entitled to direct the Bonus Plan trustee how to vote your Bonus Plan shares. If you do not provide voting instructions to the Bonus Plan trustee within the prescribed time, the shares allocated to your account in the Bonus Plan will be voted by the Bonus Plan trustee in the same proportion as the shares held by the Bonus Plan trustee for which voting instructions have been received from other members of the Bonus Plan. You may revoke your previously provided voting instructions by filing with the Bonus Plan trustee either a written notice of revocation or a properly executed proxy bearing a later date.

How many votes are needed to approve each item?

Election of Directors. The three nominees receiving the greatest number of votes will be elected as directors. Withheld votes and broker non-votes will not be counted as votes in favor of any nominee.

Other matters. The approval of the Biomet, Inc. 2006 Equity Incentive Plan, the ratification of the independent registered public accounting firm and approval of any other matter that properly comes before the Annual Meeting require that the number of votes cast “for” exceed those cast “against.” Abstentions and broker non-votes will not be counted as votes for or against any such matters.

What is “householding” and how does it affect me?

In an effort to reduce printing and postage costs, Biomet has adopted a process for mailing the Annual Report to Shareholders and Proxy Statement known as “householding.” Householding has been approved by the Securities and Exchange Commission and permits Biomet to mail only one copy of the Annual Report and Proxy Statement to shareholders of record who share the same last name and address, unless we receive contrary instructions from any shareholder of record at that address. Each shareholder of record will continue to receive a separate proxy card and is entitled to vote his or her shares individually.

If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you promptly upon request. You may contact the Investor Contact in writing at Biomet, Inc., P.O. Box 587, Warsaw, IN 46581-0587, or by telephone at (574) 372-1514. If you are a shareholder of record receiving multiple copies of the Annual Report and Proxy Statement and would prefer to receive a single copy, please contact us at the address and phone number provided above. If you are a beneficial owner, information regarding householding should be forwarded to you by your broker, bank or other nominee.

What does it mean if I get more than one proxy card?

It means you have shares registered in more than one account. Please vote all proxy cards to ensure that all of your shares are counted.

Who can attend the Annual Meeting?

All shareholders as of the close of business on July 13, 2006, or their duly appointed proxy holders, may attend the Annual Meeting. Each shareholder may be accompanied by one guest. However, seating will be limited. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 3:30 p.m. Eastern Daylight Savings Time.

What time is the Annual Meeting?

The Annual Meeting will begin at 4:00 p.m. Eastern Daylight Savings Time.

What is the format of the Annual Meeting?

The Annual Meeting will be a different format this year, as opposed to previous years. It is expected that the meeting will be fairly short (approximately 30 minutes). There will not be any presentation or a keynote speaker. The purpose of the meeting will be to handle the necessary business of the meeting and to have a brief question-and-answer period.

Who pays for the costs associated with this Proxy Statement?

Biomet will pay for all expenses in connection with the solicitation of proxies. We will also provide to all brokers, dealers, banks and voting trustees, and their nominees, copies of this Proxy Statement, the accompanying proxy card and the Annual Report for mailing to beneficial owners and, upon request, will reimburse such record holders for their reasonable expenses in connection with such activities.

Biomet expects to solicit proxies primarily by mail, but directors, officers and employees of Biomet may also solicit proxies in person, by telephone, by mail, facsimile transmission, or other forms of electronic communication. Biomet’s directors, officers and employees will not receive any additional compensation for such activities.

STOCK OWNERSHIP

Who are the beneficial owners of more than 5% of Biomet’s Common Shares?

The following table sets forth certain data with respect to those persons known by Biomet to be the beneficial owners of more than 5% of the issued and outstanding Common Shares of Biomet as of July 13, 2006.

Name and Address	Amount and Nature	Percent
of Beneficial Owner	of Beneficial Ownership	of Class
State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza Bloomington, Illinois 61710	18,896,796(1)	7.7%

(1)          According to a Schedule 13G/A filed with the Securities and Exchange Commission by State Farm Mutual Automobile Insurance Company (SFMAIC) and certain related entities on January 26, 2006, as of December 31, 2005, SFMAIC is the beneficial owner of 9,478,788 shares, as to which it has sole voting and dispositive power for 9,409,500 shares and shared dispositive power for 69,288 shares. State Farm Life Insurance Company is the beneficial owner of 177,368 shares, as to which it has sole voting and dispositive power for 169,975 shares and shared dispositive power for 7,393 shares. State Farm Fire and Casualty Company is the beneficial owner of 8,220 shares, as to which it has shared dispositive power. State Farm Investment Management Corp. is the beneficial owner of 4,410,115 shares, as to which it has sole dispositive power for 4,398,750 shares and shared voting and dispositive power for 11,365 shares. State Farm Insurance Companies Employee Retirement Trust is the beneficial owner of 7,305 shares, as to which it has shared dispositive power. State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees is the beneficial owner of 4,815,000 shares, as to which it has sole voting and dispositive power.

How many Common Shares do Biomet’s directors and executive officers own?

The following table sets forth the beneficial ownership of Common Shares as of July 13, 2006, by each director, each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of Biomet as a group.

				Option
	Number			Shares	Total Number
	of Shares	Biomet’s	401(k) Profit	Exercisable	of Shares
Name of	Beneficially	Employee Stock	Sharing Plan	Within	Beneficially	Percent
Beneficial Owner	Owned (1)	Bonus Plan (2)	and Trust (3)	60 Days (4)	Owned	of Class
Bart J. Doedens	4,048	1,473	1,589	16,525	23,635	*
Garry L. England	157,720	23,544	23,774	15,875	220,913	*
Jerry L. Ferguson	2,924,248	3,739	—	3,750	2,931,737	1.2%
Daniel P. Hann	73,468	11,064	3,897	11,875	100,304	*
C. Scott Harrison, M.D.	591,341	—	—	6,000	597,341	*
M. Ray Harroff	51,451	—	—	6,000	57,451	*
Thomas F. Kearns, Jr.	10,402	—	—	6,000	16,402	*
Sandra A. Lamb	676	—	—	4,000	4,676	*
Dane A. Miller, Ph.D.	6,034,093	32,135	23,536	—	6,089,764	2.5%
Jerry L. Miller	3,598,106	—	—	6,000	3,604,106	1.5%
Kenneth V. Miller	12,783	—	—	6,000	18,783	*
Charles E. Niemier	666,304	28,039	36,894	20,375	751,612	*
Niles L. Noblitt	3,896,926	32,952	54,755	—	3,984,633	1.6%
Marilyn Tucker Quayle	26,592	—	—	6,000	32,592	*
L. Gene Tanner	108,723	—	—	6,000	114,723	*
Other Executive Officers(10 persons)	631,825	88,330	99,156	89,080	908,391	*

All Directors and Executive Officers as a Group (25 persons, including the foregoing)				203,480	19,457,063	7.9%

*Represents less than 1.0% of Biomet’s issued and outstanding Common Shares.

(1)                                  Other than as noted below, each director and executive officer has sole or shared voting power and investment power with respect to the Common Shares listed next to his or her name:

•                  Mr. Garry England—4,050 shares held in an individual retirement account (“IRA”) for Mr. England’s benefit, as to which he has investment power but no voting power and 3,386 shares owned of record by Mr. England’s children, as to which Mr. England has no voting or investment power and disclaims beneficial ownership.

•                  Mr. Jerry Ferguson—273,881 shares owned of record by Mr. Ferguson’s wife and 38,880 shares held in an IRA for her benefit, as to which Mr. Ferguson has no voting or investment power and disclaims beneficial ownership; and 58,806 shares held in an IRA for Mr. Ferguson’s benefit, as to which he has investment power but no voting power.

•                  Dr. Dane Miller—2,845,470 shares owned of record by Dr. Miller’s wife and 44,973 shares held in an IRA for her benefit, as to which Dr. Miller has no voting or investment power and disclaims beneficial ownership; and 103,473 shares held in an IRA for the benefit of Dr. Miller, as to which he has investment power but no voting power.

•                  Mr. Jerry Miller—3,487,209 shares held in an estate planning trust for the benefit of Mr. Miller, as to which Mr. Miller has shared voting and investment power.

•                  Mr. Charles Niemier—85,481 shares owned of record by Mr. Niemier’s wife and 30,573 shares held in an IRA for her benefit, as to which Mr. Niemier has no voting or investment power and disclaims beneficial ownership; 71,082 shares held in an IRA for Mr. Niemier’s benefit, as to which he has investment power but no voting power; and 250,848 shares held in trust for the benefit of Mr. Niemier’s children, as to which he has no voting or investment power and disclaims beneficial ownership.

•                  Mr. Niles Noblitt—1,660,421 shares owned of record by Mr. Noblitt’s wife, as to which Mr. Noblitt has no voting or investment power and disclaims beneficial ownership; 10,264 shares owned of record by Mr. Noblitt’s wife as custodian of their children, as to which Mr. Noblitt has no voting or investment power and disclaims beneficial ownership; and 10,264 shares owned of record by Mr. Noblitt as custodian for his children, as to which he has voting and investment power but disclaims beneficial ownership.

•                  Other Executive Officers—8,575 shares held by the children of five of these executive officers, as to which the executive officers have no voting or investment power and disclaim beneficial ownership; 4,212 shares held in an IRA account for the benefit of the spouse of one of these executive officers, as to which the executive officer has no voting or investment power and he disclaims beneficial ownership; and 4,653 shares held in IRA account for the benefit of one of the executive officers, as to which the executive officer has investment power but no voting power.

(2)           Biomet’s executive officers have accounts in Biomet’s Employee Stock Bonus Plan qualified under section 401(a) of the Internal Revenue Code. The executive officers who hold shares pursuant to the Employee Stock Bonus Plan have voting power but do not have investment power for these shares.

(3)           Biomet’s executive officers may elect to participate in Biomet’s Profit Sharing Plan and Trust qualified under Section 401(k) of the Internal Revenue Code. The officers have no voting power for the shares held in their accounts in the 401(k) plan. They have sole investment power with respect to any shares purchased through their personal contributions to their accounts in the 401(k) plan. They have no investment power with respect to the shares contributed by Biomet to their accounts in the 401(k) plan.

(4)           Reflects the number of shares that could be purchased by the exercise of options exercisable at July 13, 2006, or within 60 days thereafter.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Number of Meetings. The Board of Directors met six times during fiscal year 2006. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he or she served during fiscal year 2006.

Attendance at Annual Meetings of Shareholders. At this time, the Board of Directors does not have a formal policy requiring that directors attend the Annual Meeting of Shareholders. However, it is customary for directors to attend the Annual Meeting of Shareholders, absent exceptional circumstances, and all directors properly nominated for election are expected to attend the Annual Meeting of Shareholders. All directors, other than Thomas F. Kearns, Jr., attended the 2005 Annual Meeting of Shareholders. Mr. Kearns was not able to attend due to a scheduling conflict.

Director Independence. At the end of fiscal year 2006, ten of Biomet’s thirteen directors were non-employee directors. After the 2006 Annual Meeting of Shareholders, ten of Biomet’s twelve directors will be non-employee directors. Although Biomet has not adopted formal standards of materiality for independence purposes (other than those set forth in The Nasdaq Stock Market listing standards), information provided by the directors and Biomet did not indicate any material relationships that would impair the independence of any of the non-employee directors. The Board has determined that eight of its ten non-employee directors satisfies the independence standards set forth in The Nasdaq Stock Market listing standards.

Executive Sessions of Non-Employee Directors. The Board holds meetings of its non-employee directors in conjunction with each regularly scheduled meeting. The Lead Director serves as the chair of these meetings.

Communications Between Shareholders and the Board. The Board of Directors has not established a formal process for shareholders to send communications to the Board of Directors because it does not believe that a specific process is necessary at this time. All Board members, including their committee assignments, are identified each year in Biomet’s Proxy Statement. Communications that are intended for members of the Board of Directors may be sent to the attention of the Secretary of Biomet at P.O. Box 587, Warsaw, IN 46581-0587, with a cover letter indicating to whom the correspondence is directed. All mail received will be opened and screened for security purposes. Correspondence that is determined to be appropriate and within the purview of the Board of Directors will be delivered to the respective Board member to which the communication is addressed. Mail addressed to “outside directors” or “non-employee directors” will be delivered to the Lead Director. Mail addressed to the “Board of Directors” will be delivered to the Chairman of the Board.

Code of Business Conduct and Ethics. All Biomet team members, including the Chief Executive Officer, Chief Financial Officer, Controller and other persons performing similar functions, and the Board of Directors, as well as certain other personnel associated with Biomet, are required to comply with Biomet’s Code of Business Conduct and Ethics (the “Code”). The Code is based on five broad corporate values that shape Biomet’s business practices: (a) Legal/Compliance Obligations, (b) Integrity, (c) Respect for People, (d) Dedication to Quality and (e) Stewardship. The Code also includes a procedure for reporting any potential violation and a process for investigating and resolving any potential violation. A copy of the Code is available on Biomet’s website at www.biomet.com or a copy may also be requested free of charge by contacting Biomet’s Investor Relations Department at Biomet, Inc., P.O. Box 587, Warsaw, IN 46581-0587 or at (574) 372-1514.

ITEM 1—ELECTION OF DIRECTORS

Biomet’s Board of Directors currently has 13 members. As a result of Dane A. Miller, Ph.D. not standing for re-election, after the 2006 Annual Meeting of Shareholders, it will have 12 members. Biomet’s Bylaws divide the Board of Directors into three classes, with one class to be elected at each Annual Meeting of Shareholders. At the Annual Meeting, the shareholders will vote to elect three directors in Class II to serve for a three-year term expiring in 2009, or until their successors are elected and qualified. Class III Directors and Class I Directors will not be elected at the Annual Meeting and will continue in office until the Annual Meetings of Shareholders to be held in 2007 and 2008, respectively. The Board of Directors has nominated the persons named below for election as Class II Directors. The name, age, business background and tenure as a director of Biomet of each nominee and each director continuing in office are set forth below. Jerry L. Miller and Kenneth V. Miller are brothers. No other family relationship exists among any of the nominees or continuing directors. Except as otherwise indicated, the principal occupations of the nominees and continuing directors have not changed during the last five years. The nominees for director have consented to serve, if elected, and Biomet has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies may be voted for an alternate candidate chosen by the Board of Directors. The three nominees for director receiving the greatest number of votes will be elected as directors. Withheld votes and broker non-votes are not counted as votes in favor of any nominee. Unless the returned proxy indicates otherwise, the proxy will be voted FOR the nominees named below.

The Board of Directors unanimously recommends a vote “FOR” the nominees below.

DIRECTORS STANDING FOR ELECTION

Name, Age and Business Experience

Class II: For a Three-Year Term Expiring at the 2009 Annual Meeting of Shareholders

Jerry L. Ferguson, age 65	Director since 1978

Member: Executive Committee. Mr. Ferguson is one of the four founders of Biomet and is the Vice Chairman of the Board.

Daniel P. Hann, age 51	Director since 1989

Member: Executive Committee. Mr. Hann was appointed the Interim President and Chief Executive Officer effective March 27, 2006. Prior thereto, he was the Senior Vice President, General Counsel and Secretary of Biomet. In addition he is a member of the Nasdaq Listing and Hearing Review Council of The Nasdaq Stock Market, Inc.

Thomas F. Kearns, Jr., age 69	Director since 1983

Member: Compensation and Stock Option Committee. Mr. Kearns is a retired partner of Bear, Stearns & Co., Inc. (investment banking firm). Mr. Kearns is a trustee of the University of North Carolina Foundation, a director of Fibrogen Corporation (biotechnology company) and a director of the Omega Institute (non-profit organization).

DIRECTORS CONTINUING IN OFFICE

Name, Age and Business Experience

Class III: Term Expires at the 2007 Annual Meeting of Shareholders

M. Ray Harroff, age 66	Director since 1977

Member: Nominating and Corporate Governance Committee. Mr. Harroff is one of the four founders of Biomet and is President of Stonehenge Links Village Development (real estate development company).

Jerry L. Miller, age 60	Director since 1979

Member: Executive and Compensation and Stock Option (Chair) Committees. Mr. Miller is a self-employed attorney, venture capitalist and a principal in Havirco (private investment management firm). Mr. Miller is a director and a member of the Compensation Committee of the Board of Directors of AvTech Laboratories, Inc. (pharmaceutical laboratory) and TEAM Industries, Inc. (manufacturer of expanded polystyrene products). In addition, Mr. Miller serves as a director of various charitable and civic organizations.

Charles E. Niemier, age 50	Director since 1987

Mr. Niemier is Senior Vice President of Biomet, Inc. and President of EBI, L.P., Biomet Spine and Biomet Trauma. From December 2005 to July 2006 he was Chief Operating Officer—International Operations. Prior thereto, he was Senior Vice President—International Operations of Biomet. Mr. Niemier is a trustee of Valparaiso University, a member of the Board of Directors of Lakeland Financial Corporation (Lake City Bank) and a member of the Board of Directors of Kosciusko 21st Century Foundation, Inc. (non-profit organization).

L. Gene Tanner, age 73	Director since 1985

Member: Audit and Compensation and Stock Option Committees. Mr. Tanner is Vice Chairman of the Board of NatCity Investments, Inc. (investment banking firm) and a director of the Indiana Chamber of Commerce. In addition, Mr. Tanner serves as a director of various charitable organizations.

Class I: Term Expires at the 2008 Annual Meeting of Shareholders

C. Scott Harrison, M.D., age 69	Director since 1994

Member: Executive, Nominating and Corporate Governance (Chair) and Audit Committees and serves as the Lead Director.

Dr. Harrison is the founder, President and Chief Executive Officer of CURE International (non-profit organization).

Sandra A. Lamb, age 61	Director since 2004

Member: Audit and Nominating and Corporate Governance Committees. Ms. Lamb is President and CEO of Lamb Advisors LLC (consulting firm advising nonprofit organizations on strategic alliances and change solutions). Prior to 2003, Ms. Lamb was a managing director at Lazard Freres & Co. LLC (investment banking firm) advising corporate clients on mergers and acquisitions and finance. Ms. Lamb also serves as a director of various nonprofit organizations.

Kenneth V. Miller, age 58	Director since 1979

Member: Executive and Audit (Chair) Committees. Mr. Miller is a self-employed attorney, venture capitalist and a principal in Havirco (private investment management firm). Mr. Miller is a director and a member of the Compensation Committee of the Board of Directors of TEAM Industries, Inc. (manufacturer of expanded polystyrene products). Mr. Miller is also a member of the Board of Trustees of Western Michigan University, as well as the Chair of the Advisory Board of Haworth College of Business at Western Michigan University. In addition, Mr. Miller serves as a director of various charitable and civic organizations.

Niles L. Noblitt, age 55	Director since 1977

Member: Executive Committee. Mr. Noblitt is one of the four founders of Biomet and is the Chairman of the Board. Mr. Noblitt is also a director of Advanced Medical Technology Association (AdvaMed) (association of manufacturers of medical devices) and a trustee of Rose Hulman Institute of Technology.

Marilyn Tucker Quayle, age 57	Director since 1993

Member: Nominating and Corporate Governance Committee. Ms. Quayle is a director and President of BTC, Inc. (private investment holding company) and a director of booksfree.com. In addition, Ms. Quayle is a director of the Telluride Foundation (non-profit organization).

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee Membership

Name	Executive Committee	Audit Committee	Nominating and Corporate Governance Committee	Compensation and Stock Option Committee
Jerry L. Ferguson	X
Daniel P. Hann	X
C. Scott Harrison, M.D.	X	X	X
M. Ray Harroff			X
Thomas F. Kearns, Jr.				X
Sandra A. Lamb		X	X
Dane A. Miller, Ph.D.
Jerry L. Miller	X			X
Kenneth V. Miller	X	X
Charles E. Niemier
Niles L. Noblitt	X
Marilyn Tucker Quayle			X
L. Gene Tanner		X		X

The Executive Committee has full authority from the Board of Directors to conduct business within the limits prescribed by Indiana law. The Executive Committee met nine times during fiscal year 2006.

The function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as they relate to Biomet’s accounting policies, internal controls and financial reporting practices. The Audit Committee fulfills this responsibility by reviewing the financial reporting process, the systems of internal control, the audit process and Biomet’s process for monitoring compliance with laws and regulations and with its code of conduct. The Audit Committee also establishes policies and makes recommendations to the Board of Directors with respect to the approval of transactions between Biomet and its directors, officers and employees; reviews and approves any related-party transactions; appoints Biomet’s independent accountants; and reviews Biomet’s compliance with applicable laws, regulations and internal procedures. The Audit Committee consists only of directors who, in the judgment of the Board of Directors, are independent within the meaning of The Nasdaq Stock Market listing standards. The Audit Committee and the Board of Directors have determined that each of the members of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission. The Audit Committee Charter is attached to the Proxy Statement as Appendix B and is posted in the Corporate Governance Section of Biomet’s website at www.biomet.com. A free copy may also be requested by contacting Biomet’s Investor Relations Department at P.O. Box 587, Warsaw, IN 46581-0587 or at (574) 372-1514. The Audit Committee met seven times during fiscal year 2006.

The Nominating and Corporate Governance Committee is responsible for, among other things, receiving and reviewing recommendations for nominations to the Board of Directors; establishing eligibility criteria and procedures for identifying potential nominees to the Board of Directors; and recommending individuals as nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board the director nominees for each committee of the Board; providing oversight of the corporate governance affairs of the Board and Biomet; and assisting in the evaluation of the Board, its committees and the individual directors. The Nominating and Corporate Governance Committee consists only of directors who, in the judgment of the Board of Directors, are independent within the meaning of The Nasdaq Stock Market listing standards. The Nominating and Corporate Governance Committee Charter is attached to this Proxy Statement as Appendix A and is posted in the Corporate Governance Section of Biomet’s website at www.biomet.com. A free copy may also be requested by contacting Biomet’s Investor Relations Department at P.O. Box 587, Warsaw, IN 46581-0587 or at (574) 372-1514. The Nominating and Corporate Governance Committee met twice during fiscal year 2006.

The Compensation and Stock Option Committee is responsible for administering the compensation programs and stock option plans for Biomet’s executive officers and employees. Presently, no member of the Compensation and Stock Option Committee participates in any of these plans with the exception that each of the non-employee director members automatically receives an option to purchase 2,000 Common Shares every year during his or her service as a non-employee director of Biomet pursuant to the terms of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan. The Compensation and Stock Option Committee consists only of directors who, in the judgment of the Board of Directors, are independent in accordance with The Nasdaq Stock Market listing standards. The Compensation and Stock Option Committee met three times during fiscal year 2006.

COMPENSATION  OF DIRECTORS

Fees are paid to Biomet’s Board of Directors and its committee members as follows:

Annual retainer for non-employee directors	$28,000	*

Annual retainer for non-employee members of the Executive Committee, Audit Committee and other ad hoc Special Committees as determined by the Board from time to time	$20,000

Meeting attendance fee for non-employee directors and non-employee members of committees (except meetings of the Compensation and Stock Option and Nominating and Corporate Governance Committees held in conjunction with a meeting of the Board of Directors, for which no meeting fee is paid)	$1,800

Meeting fee for telephonic participation by non-employee directors and non-employee members of committees (except meetings of the Compensation and Stock Option and Nominating and Corporate Governance Committees held in conjunction with a meeting of the Board of Directors, for which no meeting fee is paid)	$1,200

*      Directors who are not employees of the Company may take, at each director’s election, between 50% and 100% of the annual retainer fee in the form of Common Shares of the Company in lieu of cash. A minimum of 50% of the retainer fee received in Common Shares shall be held in trust by the Company until such director’s retirement from the Board of Directors.

Each director who is not a Biomet employee is automatically granted an option to purchase 2,000 Common Shares every year during his or her service on the Board of Directors pursuant to the terms of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan (“1998 Plan”). The 1998 Plan provides that the purchase price of option shares may not be less than the fair market value per Common Share on the date of grant and the term of the option may not exceed ten years from the date of grant. If approved by the Company’s shareholders at the 2006 Annual Meeting, the Biomet, Inc. 2006 Equity Incentive Plan (discussed in Item 2 beginning on page 18 of this Proxy Statement) will provide for an option to purchase 3,000 Common Shares every year in addition to the annual option for 2,000 Common Shares discussed above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Stock Option Committee is comprised of Jerry L. Miller (Chair), Thomas F. Kearns, Jr. and L. Gene Tanner. None of the members of the Compensation and Stock Option Committee is now serving or previously has served as an officer of Biomet or any of its subsidiaries. None of Biomet’s executive officers serves as a director of, or in any compensationrelated capacity for, other companies with which members of Biomet’s Compensation and Stock Option Committee are affiliated.

EXECUTIVE COMPENSATION

General

The following Summary Compensation Table sets forth, for the three years ended May 31, 2006, certain information with respect to the compensation of Biomet’s President and Chief Executive Officers and the four other most highly-compensated executive officers who served in such capacities as of May 31, 2006.

SUMMARY COMPENSATION TABLE

						Long-Term
		Annual				Incentive
	Fiscal Year	Compensation				Awards	All Other
Name and Principal Position	ended May 31	Salary		Bonus		Stock Options(#)	Compensation(1)

Dane A. Miller, Ph.D.(2)	2006	$311,700		$127,000		—	$14,175
President and	2005	317,000		251,000		—	16,575
Chief Executive Officer	2004	300,800		275,000		—	17,388

Daniel P. Hann	2006	$341,300	(3)	$289,200	(3)	230,000	$14,175
Interim President and	2005	290,500	(3)	211,000	(3)	25,000	16,575
Chief Executive Officer	2004	275,600	(3)	231,000	(3)	10,000	17,388

Bart J. Doedens(4)	2006	$358,800		$250,000		42,000	$734,175	(5)
Vice President of Biomet, Inc.	2005	278,600		186,750		7,000	14,175
and President of EBI, L.P.	2004	263,700		220,000		15,000	13,838

Garry L. England	2006	$328,700	(3)	$280,000	(3)	68,000	$14,175
Chief Operating Officer—	2005	294,600	(3)	266,000	(3)	33,000	14,175
Domestic Operations	2004	279,500	(3)	242,000	(3)	10,000	13,838

Charles E. Niemier	2006	$323,500		$280,000		32,000	$14,175
President, EBI, L.P., Biomet Spine	2005	314,400		258,000		27,000	16,575
and Biomet Trauma	2004	298,300		242,000		10,000	17,388

Niles L. Noblitt(6)	2006	$317,600		$296,500		—	$14,175
Chairman of the Board	2005	317,000		251,000		—	16,575
	2004	300,800		275,000		—	17,388

(1)          Represents the value of Biomet’s contribution to the Employee Stock Bonus Plan ($6,300, $6,300 and $6,150 for each of the named executives during 2006, 2005 and 2004, respectively), Biomet’s contribution to the 401(k) plan ($7,875, $7,875 and $7,688 for each of the named executives during 2006, 2005 and 2004, respectively) and director meeting attendance fees ($2,400 and $3,550 paid to Dr. Miller, Mr. Hann, Mr. Niemier, and Mr. Noblitt during 2005 and 2004, respectively.) No director fees have been paid since March 2005 to directors who are employees.

(2)          Dr. Miller retired effective March 27, 2006.

(3)          Includes that portion of compensation for Mr. Hann and Mr. England deferred at their election pursuant to the Biomet, Inc. Deferred Compensation Plan, as more fully described on page 12 of this Proxy Statement.

(4)          Mr. Doedens resigned effective July 14, 2006.

(5)          In addition to Biomet’s contributions to the Employee Stock Bonus Plan and the 401(k) plan described above, this amount includes a one-time bonus of $720,000 for Mr. Doedens’ relocation expenses.

(6)          Effective July 31, 2006, Mr. Noblitt is no longer an employee of the Company. He continues to serve as the Chairman of the Board.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of				Potential Realizable Value
	Securities	Percent of Total			at Assumed Annual
	Underlying	Options Granted	Exercise		Rates of Stock Price
	Options Granted(1)	to Employees in	Price	Expiration	Appreciation for Option Term(2)
Name	(#)	Fiscal Year 2006	($/Sh)	Date	5% ($)	10% ($)
Daniel P. Hann	30,000 (3)	1.04%	$ 34.58	6/28/10	$286,614	$633,343
	25,000	0.87%	34.32	3/23/09	135,242	283,998
	25,000	0.87%	34.32	3/23/10	184,904	398,198
	25,000	0.87%	34.32	3/23/11	237,050	523,818
	25,000	0.87%	34.32	3/23/12	291,802	661,999
	25,000	0.87%	34.32	3/23/13	349,292	813,999
	25,000	0.87%	34.32	3/23/14	409,657	981,199
	25,000	0.87%	34.32	3/23/15	473,040	1,165,119
	25,000	0.87%	34.32	3/23/16	539,592	1,367,431

Bart J. Doedens	3,125	0.11%	34.58	6/28/08	$17,033	$35,769
	3,125	0.11%	34.58	6/28/09	23,288	50,152
	3,125	0.11%	34.58	6/28/10	29,856	65,973
	3,125	0.11%	34.58	6/28/11	36,752	83,377
	3,125	0.11%	34.58	6/28/12	43,992	102,521
	3,125	0.11%	34.58	6/28/13	51,595	123,579
	3,125	0.11%	34.58	6/28/14	59,578	146,743
	3,125	0.11%	34.58	6/28/15	67,960	172,224
	17,000 (3)	0.59%	34.58	6/28/10	162,415	358,894

Garry L. England	53,000 (3)	1.84%	34.58	6/28/10	$506,352	$1,118,906
	1,875	0.07%	36.57	1/1/09	10,808	22,696
	1,875	0.07%	36.57	1/1/10	14,777	31,823
	1,875	0.07%	36.57	1/1/11	18,944	41,862
	1,875	0.07%	36.57	1/1/12	23,320	52,905
	1,875	0.07%	36.57	1/1/13	27,914	65,052
	1,875	0.07%	36.57	1/1/14	32,739	78,414
	1,875	0.07%	36.57	1/1/15	37,804	93,113
	1,875	0.07%	36.57	1/1/16	43,123	109,281

Charles E. Niemier	32,000 (3)	1.11%	34.58	6/28/10	$305,722	$675,566

(1)          These options were granted under the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan. They were granted at fair market value at the time of the grant, do not become exercisable until at least one year from the date of grant and carry with them the right to deliver previously owned shares in payment of the option price and to satisfy tax withholding requirements.

(2)          The dollar amounts shown in these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and are not intended to forecast the actual appreciation, if any, of Biomet’s stock price. Biomet did not use an alternate formula to determine potential realizable value because it is not aware of any formula that is able to determine with reasonable accuracy the potential realizable value based on future unknown or volatile factors.

(3)          Each of the executive officers named above in the Summary Compensation Table (“Named Officer”) was granted a conditional performance stock option on June 29, 2005 by the Compensation and Stock Option Committee. The actual number of shares available for exercise by each Named Officer, which may vary from no shares to 150% of the number of shares contained in the Table above, shall be determined pursuant to a calculation based on the performance of the Company’s stock price in comparison to a peer group of companies over the three-year period beginning June 29, 2005 and ending June 27, 2008. The terms of the option require the Named Officer to hold the shares acquired until such officer’s retirement or separation from the Company. The option shares, if any, will vest June 29, 2008 and will expire, if unexercised, on June 28, 2010. Additional information regarding these conditional performance stock options is contained in a Current Report on Form 8-K filed by the Company on July 1, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

	Number of		Number of Unexercised Options		Value of Unexercised In-the-Money
	Shares Acquired	Value	at May 31, 2006		Options at May 31, 2006(2)
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel P. Hann	6,688	$142,558	9,000	278,438	$84,480	$366,355
Bart J. Doedens	2,500	$28,350	9,025	83,300	$84,480	$240,195
Garry L. England	6,687	$138,798	9,000	124,438	$79,424	$209,925
Charles E. Niemier	937	$15,317	14,750	82,438	$195,426	$197,535

(1)          Upon exercise of an option, an individual does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the “Value Realized” represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. It does not include any taxes which may have been owed. No cash is received until or unless the shares received upon exercise of an option are sold.

(2)          Represents the difference between the base (or exercise) price of the option shares and the market price of $35.17 per share, the closing price of the Common Shares reported by The Nasdaq Stock Market on May 31, 2006.

AGREEMENTS WITH EXECUTIVE OFFICERS

On May 8, 2006, the Company entered into a Separation, Release and Consultancy Agreement with Dane A. Miller, Ph.D. (the “Separation Agreement”), a copy of which was filed with the Securities and Exchange Commission on Form 8-K on May 10, 2006. Pursuant to the terms of the Separation Agreement, Dr. Miller will receive $4,000,000 on October 1, 2006, $500,000 on November 30, 2006 and $500,000 on the last day of each quarter thereafter through the first quarter of fiscal year 2010, as compensation for consulting services to be provided in accordance with the terms of the Separation Agreement. The Separation Agreement also contains certain restrictive covenants prohibiting Dr. Miller from competing with the Company and soliciting employees of the Company during the term of the Separation Agreement, i.e. the end of the first quarter of fiscal year 2010.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

The Compensation and Stock Option Committee of the Board of Directors (referred to herein as the “Committee”) is responsible for administering the compensation and benefit programs for Biomet’s team members, including the executive officers. The Committee annually reviews and evaluates cash compensation and stock option grant recommendations made by the Chairman of the Board and the President and Chief Executive Officer for the executive officers (other than for themselves) along with the rationale for such recommendations, as well as summary information regarding the aggregate compensation, provided to the Company’s executive officers. The Committee examines these recommendations in relation to Biomet’s overall objectives and makes compensation recommendations to the Board of Directors for final approval. The Committee also sends to the Board of Directors for approval its recommendations on compensation for the Chairman of the Board and the President and Chief Executive Officer, who do not participate in the decisions of the Board as to their compensation packages. Neither the Chairman of the Board nor the President and Chief Executive Officer is a member of the Compensation and Stock Option Committee.

What is Biomet’s philosophy of executive officer compensation?

Biomet’s current executive compensation policies and practices reflect the compensation philosophies of Biomet’s founders. Biomet is committed to maximizing shareholder value through performance. The Committee believes that an essential element to reaching that goal is the superior performance of Biomet’s executive officers and management team. Biomet’s practices and policies are designed to help achieve this objective by accomplishing the following goals:

•      Attracting, retaining and rewarding highly-qualified and productive persons.

•      Relating compensation to both company and individual performance.

•      Establishing compensation levels that are internally equitable and externally competitive.

•      Encouraging an ownership interest and instilling a sense of pride in Biomet, consistent with the interests of Biomet’s shareholders.

The Committee firmly believes that all team members play a critical role in Biomet’s success and, therefore, all team members are eligible to participate in Biomet’s cash and equity compensation plans. The Committee continues to believe in one of Biomet’s founding philosophies: equity incentives in the form of stock options are an excellent motivation for all team members, including executive officers, and serve to align the interests of team members, management and shareholders.

Based on these objectives, the compensation package of the executive officers consists of five primary elements:

•      base salary,

•      incentive bonuses,

•  stock options,

•      participation in employee benefit plans, and

•      deferred compensation elections.

Base Salary. A base salary is set for each executive officer at the beginning of each calendar year by the Board of Directors, after receiving a recommendation from the Committee. The Committee recommends to the Board of Directors what it believes to be an appropriate base salary for each executive officer based on Biomet’s performance, the executive officer’s performance, Biomet’s future objectives and challenges, and the current competitive environment.

Incentive Bonuses. A significant portion of each executive officer’s annual compensation is based on the financial performance of Biomet. Approximately forty percent of each executive officer’s potential annual cash compensation is based upon an incentive bonus, which is accrued and paid at the mid-point and the conclusion of each fiscal year. The potential bonus is determined at the discretion of the Committee and approved by the Board of Directors at the beginning of each fiscal year. In exercising its discretion, the Committee takes into account the growth in revenues and earnings and market share penetration of the operations for which the executive officer is responsible or plays a significant role, as well as the goals, objectives, responsibilities and length of service of each officer.

Stock Options. Stock options have always been a key element in Biomet’s long-term incentives program. The primary purpose of stock options is to provide executive officers and other team members with a personal and financial interest in Biomet’s success through stock ownership, thereby aligning the interests of such persons with those of Biomet’s shareholders. This broad-based program is a vital element of Biomet’s goal to empower and motivate outstanding long-term contributions by team members within all levels of Biomet. The Committee believes that stock options help to create an entrepreneurial environment within Biomet and instill the spirit of a small company. Additionally, the Committee believes stock options provide broad incentives for the day-to-day achievements of all team members in order to sustain and enhance Biomet’s long-term performance.

The Committee believes that the value of stock options will reflect Biomet’s financial performance over the long term. Because Biomet’s employee stock option program provides for at least a one-year waiting period before options may be exercised and an exercise price at fair market value as of the date of grant, executive officers and other team members benefit from stock options only when the market value of the Common Shares increases over time. Individual executive officer stock option awards are based on level of responsibility, individual contribution, length of service and total number of Common Shares owned in relation to other executive officers. All team members are eligible to receive stock options. The current plan provides that all hourly team members of Biomet and its subsidiaries in the United States and most other countries receive a stock option after just two years of service with Biomet or one of its subsidiaries.

During fiscal year 2006, the Committee granted conditional performance stock options to the Company’s executive officers, with the exception of the Chairman of the Board. In accordance with the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan, the exercise price for the subject shares is equal to the fair market value of a Common Share of the Company’s stock as of the close of business on the date of grant of the option. The actual number of shares available for exercise by each executive officer, which may vary from no shares to 150% of the number of shares stated in the conditional performance stock option, shall be determined by a calculation based on the performance of the Company’s stock price in comparison to a peer group of companies over a threeyear time period. The terms of the conditional performance stock option agreements require the executive officer to hold the shares acquired until such officer’s retirement or separation from the Company, unless otherwise approved by the Committee.

Benefit Plans. The executive officers may also participate in Biomet’s 401(k) Plan and the Employee Stock Bonus Plan (“ESBP”). All team members residing in the United States who are at least 18 years of age and complete at least 90 days of continuous service or work at least 1,000 hours per year are also eligible to participate in both plans. With respect to the 401(k) Plan, each year Biomet, in its sole discretion, may match 75% of each team member’s contributions, up to a maximum amount equal to 5% of the team member’s compensation, either in cash or in Common Shares. All contributions to the 401(k) Plan are allocated to accounts maintained on behalf of each participating team member and, to the extent vested, are available for distribution to the team member or beneficiary upon retirement, death, disability or termination of service. Historically, the 401(k) Plan has purchased Common Shares with Biomet’s matching contribution. Biomet may make contributions to the ESBP in the form of Common Shares or cash in such amounts, if any, as it may determine in its sole discretion, and participating team members may make voluntary contributions to the ESBP in amounts up to 10% of their annual compensation. Historically, Biomet has made contributions to the ESBP equal to 3% of each team member’s annual salary, up to the maximum amount permitted by applicable Internal Revenue Service regulations. The funds accumulated under the ESBP are invested by the trustee primarily in Biomet Common Shares. To the extent vested, distributions are made available to team members or beneficiaries at retirement, death, disability or termination of service, in Common Shares or, at the team member’s option, in cash. Because a significant portion of the assets of both of these plans is invested in Biomet’s Common Shares, they serve to further align the interests of team members and management with shareholders.

Deferred Compensation Plan. The Biomet, Inc. Deferred Compensation Plan (the “Plan”), a non-qualified deferred compensation plan, is available for Biomet’s highly-compensated team members and members of the Board of Directors. The Plan allows eligible participants to defer pre-tax compensation to reduce current tax liability and assist those team members in their plan for retirement and other long-term savings goals in a tax-effective manner. Biomet does not make any contributions to the Plan. Under the Plan, eligible participants may defer up to 100% of their base salary and bonus payments, as well as Board of Director fees, if applicable. All distributions from the Plan are treated as ordinary income subject to federal and state income taxation at the time of distribution. Amounts contributed to the Plan are “deemed investments,” which means that the participants have no ownership interest in the investment alternative selected. The participants’ deferrals and gains are reflected on Biomet’s financial statements and are unsecured general assets of Biomet. The Plan is an unfunded “future promise to pay” on behalf of Biomet. Neither Biomet nor the plan recordkeeper provides any guarantee of investment return.

How is Biomet’s President and Chief Executive Officer compensated?

The compensation for Biomet’s President and Chief Executive Officer, Dane A. Miller, Ph.D., who retired March 27, 2006, was established by the Compensation and Stock Option Committee and approved by the Board of Directors. Dr. Miller was not a member of the Compensation and Stock Option Committee and did not participate in decisions of the Board of Directors with respect to his compensation. The compensation of the interim President and Chief Executive Officer was increased to reflect the challenges associated with leading the Company after the retirement of Dr. Miller. As discussed earlier, a significant portion of each executive officer’s compensation is in the form of an incentive bonus, which is determined at the discretion of the Board of Directors, and is partially based on the performance of the Company’s operations. The Committee believes that the executive compensation programs and practices described above are conservative and fair to Biomet’s shareholders. The Committee further believes that these programs and practices serve the best interests of Biomet and its shareholders.

Policy with Respect to Deductibility of Compensation Over $1 Million. Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1 million the tax deductibility of annual compensation paid to the executive officers named in the Summary Compensation Table in this Proxy Statement. However, performance-based compensation can be excluded from this limit if it meets certain requirements. The Company has taken steps to provide for the deductibility of performance-based grants of restricted stock and stock units under the Biomet, Inc. 2006 Equity Incentive Plan. The Committee’s policy is to consider the impact of Section 162(m) in establishing compensation for the Company’s senior executives. However, it retains the discretion to establish compensation, even if such compensation is not deductible under Section 162(m), if, in the Committee’s judgment, such compensation is in the best interest of the Company and is reasonably expected to increase shareholder value.

Respectfully submitted,

Compensation and Stock Option Committee
Jerry L. Miller, Chair Thomas F. Kearns, Jr.
L. Gene Tanner

REPORT OF NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other things, reviewing and recommending nominees for director, recommending director nominees for each committee of the Board of Directors and providing oversight of the corporate governance affairs of the Board and Biomet. The Nominating and Corporate Governance Committee operates pursuant to its Charter adopted July 19, 2006, a copy of which is attached as Appendix A to this Proxy Statement and available in the Corporate Governance section of Biomet’s website at www.biomet.com. A free copy may also be requested by contacting Biomet’s Investor Relations Department at P.O. Box 587, Warsaw IN 46581-0587 or at (574) 372-1514.

The Nominating and Corporate Governance Committee has no fixed process for identifying and evaluating potential candidates to be nominees. To date, the Nominating and Corporate Governance Committee has not retained the services of any third party to assist in the process of identifying or evaluating potential candidates. Likewise, the Nominating and Corporate Governance Committee has no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating and Corporate Governance Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with businesses and other organizations of comparable size to Biomet, the interplay of the candidate’s experience with that of other members of the Board of Directors and the extent to which the candidate would be a desirable addition to the Board of Directors and any of the committees of the Board of Directors.

The Nominating and Corporate Governance Committee will consider for nomination as directors persons recommended by shareholders provided that such recommendations are in writing and delivered to the attention of the Secretary of Biomet, P.O. Box 587, Warsaw IN 46581-0587, and delivered to, or mailed and received at, such address not less than 60 days nor more than 90 days prior to the Annual Meeting of Shareholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, any notice of nomination by a shareholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Further information regarding the submission of nominees for director is provided on page 20 of this Proxy Statement. The Nominating and Corporate Governance Committee will evaluate nominees for director submitted by shareholders in the same manner in which it evaluates other director nominees.

Respectfully submitted,

Nominating and Corporate Governance Committee
C. Scott Harrison, M.D., Chair
M. Ray Harroff
Sandra A. Lamb
Marilyn Tucker Quayle

REPORT OF AUDIT COMMITTEE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its legal and fiduciary obligations as they relate to Biomet’s accounting policies, auditing, internal controls, financial reporting practices and compliance with laws, regulations and Biomet’s Code of Conduct. The Audit Committee fulfills this responsibility by reviewing the financial reporting process, the systems of internal control, the audit process and Biomet’s process for monitoring compliance with laws and regulations and with its Code of Business Conduct and Ethics. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, the internal audit staff and the independent accountants. The Audit Committee operates pursuant to a Charter adopted July 19, 2006, a copy of which is attached as Appendix B to this Proxy Statement and is available in the Corporate Governance section of Biomet’s website at www.biomet.com. To effectively perform his or her role, each committee member seeks to obtain an understanding of the detailed responsibilities of committee membership, as well as Biomet’s business, operations and risks.

The Audit Committee fulfills its responsibilities through periodic meetings with Biomet’s independent accountants, its internal auditor and members of Biomet’s management. During fiscal year 2006, the Audit Committee met seven times.

The Audit Committee has discussed the quality and adequacy of Biomet’s internal controls with management, the internal auditor and the independent accountants. The Audit Committee has considered and reviewed with the internal auditor and independent accountants their audit plans, the scope of the audit, the identification of audit risks and the results of the internal audit examinations. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy.

The Audit Committee has reviewed Biomet’s audited financial statements for the fiscal year ended May 31, 2006, and discussed them with management and Biomet’s independent accountants. Management has the responsibility for the preparation and integrity of Biomet’s financial statements and the independent accountants have the responsibility for the examination of those statements. The Audit Committee’s review included discussion with the independent accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Audit Committee has received and reviewed written disclosures and a letter from the independent accountants required by the Independence Standards Board Standard No. 1, entitled “Independence Discussions with Audit Committees,” as amended to date, and has discussed with the independent accountants their independence from management. The Audit Committee has determined that the provision of non-audit services to Biomet during the most recently ended fiscal year by the independent accountants is compatible with maintaining their independence.

During fiscal year 2006, management completed its documentation, testing and evaluation of the adequacy of the internal control structure and procedures for financial reporting established and maintained by the Company’s management as required by Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations. The Audit Committee was apprised of the progress of the evaluation by both management and Ernst & Young LLP, and the Audit Committee provided oversight and advice to management during the process. At the conclusion of this process, management reviewed with the Audit Committee its report on the effectiveness of the internal control structure and procedures of the Company for financial reporting. The Audit Committee also received the report from Ernst & Young LLP thereon.

Based upon the review of the financial statements and discussions with management and the independent accountants, the Audit Committee recommended to the Board that Biomet’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended May 31, 2006 for filing with the Securities and Exchange Commission.

During fiscal year 2006, the Audit Committee reviewed all transactions between Biomet and its executive officers. The Audit Committee believes the terms of these transactions are no less favorable to Biomet than would have been available in the absence of the relationship with the executive officer.

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for Biomet’s fiscal year 2007.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that Biomet’s financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States. Those responsibilities belong to Biomet’s management and independent accountants. In giving its recommendations to the Board of Directors, the Audit Committee has relied on (a) management’s representation that such financial statements have been prepared with integrity, objectivity and in conformity with accounting principles generally accepted in the United States, and (b) the report of Biomet’s independent accountants with respect to such financial statements.

Respectfully submitted,

Audit Committee
Kenneth V. Miller, Chair
C. Scott Harrison, M.D.
Sandra A. Lamb
L. Gene Tanner

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on Biomet’s Common Shares with the cumulative total return of Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and Standard & Poor’s Health Care Equipment Index (“S&P Health Care Index”) for the five most recent fiscal years ended May 31. The comparison assumes $100 invested on May 31, 2001, and the reinvestment of dividends in Biomet’s Common Shares and in each of the indices.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG COMMON SHARES OF BIOMET, INC., THE S&P 500 INDEX
AND THE S&P HEALTH CARE INDEX

INDEXED RETURNS

Years ending

	Base Period
Company/Index	5/31/01	5/31/02	5/31/03	5/31/04	5/31/05	5/31/06
Biomet, Inc.	$100	$95.06	$92.99	$136.30	$128.60	$120.82
S&P 500 Index	100	86.15	79.21	93.72	101.45	110.21
S&P Health Care Index	100	108.65	112.76	146.19	149.11	143.92

CERTAIN TRANSACTIONS

Dane A. Miller, Ph.D., the retired President and Chief Executive Officer and member of the Board of Directors of Biomet (until his term expires at the 2006 Annual Meeting of Shareholders), is a majority shareholder in a corporation, AirWarsaw, Inc., which provided the use of an aircraft to Biomet on an as-needed basis through May 31, 2006. Biomet paid a flat monthly fee of $39,750, plus sales tax, to AirWarsaw for the use of the aircraft. During the last fiscal year, Biomet made payments to AirWarsaw of approximately $505,620 in rental fees. The Audit Committee of the Board of Directors has reviewed this relationship and believes the rental rate and other terms of this arrangement to be no less favorable to Biomet than would have been available in the absence of the relationship described. This lease was terminated effective May 31, 2006. The Company does not expect to make any payments to AirWarsaw during fiscal year 2007.

In addition, during fiscal year 2006, Biomet purchased a motorhome, at a cost of $349,381 to be used to transport people for tours and other Company business. This motorhome was purchased from ForeTravel Motorcoach, a company in which Dr. Miller was a minority shareholder and a member of the board of directors. The Board of Directors carefully reviewed and approved this transaction after taking into consideration Dr. Miller’s relationship with ForeTravel. Dr. Miller abstained from the vote on this transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Biomet’s directors, executive officers and persons who own more than 10 percent of a registered class of Biomet’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Biomet Common Shares and other equity securities. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish Biomet with copies of all Section 16(a) forms filed by them.

During fiscal year 2006, one of Biomet’s executive officers, Steven F. Schiess, had three separate late filings: 1) the grant of a stock option on July 5, 2005 was reported late on a Form 4 filed July 26, 2005; 2) the exercise of two separate stock options (to acquire 938 and 2,363 shares, respectively), which were exercised on October 31, 2005, was reported late on a Form 4 filed November 4, 2005; and 3) the sale of 300 shares on November 22, 2005, was reported late on a Form 4 filed December 15, 2005.

In addition, one of Biomet’s directors, C. Scott Harrison, M.D., did not timely report changes in beneficial ownership. During fiscal year 2006, a Form 5 Annual Statement of Changes in Beneficial Ownership of Securities was filed on behalf of Dr. Harrison reporting gifts of 25,000, 10,000 and 10,000 shares, which occurred on March 25, 2003, October 8, 2003 and December 23, 2004, respectively. Each of the gifts from Dr. Harrison was made to a nonprofit organization.

Other than the transactions noted above, to Biomet’s knowledge, based solely on the review of the copies of such reports furnished to Biomet and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent beneficial owners were complied with on a timely basis during the fiscal year ended May 31, 2006.

ITEM 2— APPROVAL OF THE BIOMET, INC. 2006 EQUITY INCENTIVE PLAN

Subject to approval by the shareholders, the Board of Directors has adopted the Biomet, Inc. 2006 Equity Incentive Plan (the “Plan”) pursuant to which (1) “incentive stock options” qualified under Section 422 of the Internal Revenue Code (referred to as “Qualified Options”), (2) options not so qualified under Section 422 (“Non-Qualified Options”) and (3) restricted stock, unrestricted stock and stock units, up to a maximum of 10,000,000 Common Shares of the Company, may be granted to key employees of the Company and its subsidiaries, to persons engaged in the sale or distribution of the products of the Company and its subsidiaries (“sales representatives”) and to non-employee directors of the Company. The Plan will not affect outstanding options previously granted under the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan (“1998 Plan”); but if the Plan is approved by the shareholders, the Plan will eventually replace the 1998 Plan (which is scheduled to expire no later than August 2008) and permit the Company to grant stock and stock units. The Company will continue to grant options under the 1998 Plan until it expires or the remaining 4,618,962 shares reserved under the 1998 Plan have been used.

Shareholder approval of the Plan is necessary for the Company to comply with the NASDAQ shareholder approval requirements for equity compensation plans. Shareholder approval of the Plan is also required so that the Plan meets the requirements of Section 162(m) of the Internal Revenue Code, which places limitations on the deductibility of executive compensation. The affirmative vote of holders of a majority of the Common Shares represented in person or by proxy at the Annual Meeting is required to approve the Plan. Before you decide how to vote, you should review the essential features of the Plan summarized below. This summary is qualified in its entirety by reference to the full text of the Plan which is attached to this Proxy Statement beginning on page 21.

Purpose

The use of broad-based equity incentives has long been a significant component of the Company’s overall compensation philosophy and is one that the Company plans to continue. The Company’s philosophy is built on the principles that equity compensation should seek to align participants’ actions and behaviors with shareholders’ interests, be market-competitive, be able to attract, motivate and retain the best employees, directors and sales representatives and support the Company’s belief in a broadbased approach. The Company believes that it has been successful in achieving this alignment through the use of fixed-price stock options that reward participants only upon improved stock price performance. Looking to the future, the Company believes that the introduction of grants of stock and stock units in combination with options will help further motivate the Company’s employees, directors and sales representatives and will serve to further align the interests of those persons with the Company’s shareholders. Accordingly, the Board of Directors is requesting that the Company’s shareholders approve the Plan.

Administration

The Plan, like the 1998 Plan, will be administered, construed and interpreted by the Compensation and Stock Option Committee (the “Committee”) consisting only of directors of the Company who in the judgment of the Board of Directors are independent in accordance with the NASDAQ listing standards. The Committee will select the employees and sales representatives to whom options and/or awards will be granted, and will determine the time of grant, the number of Common Shares to be covered by each option and/or award, whether an option shall be a Qualified Option or a Non-Qualified Option (only employees may receive Qualified Options), the exercise price, the period of time within which an option may be exercised, and other terms and conditions of options and/or awards granted under the Plan.

Eligibility

Options and/or awards may be granted under the Plan only to those key employees (approximately 6,360 individuals) and sales representatives (approximately 1,800 individuals) selected by the Committee, and to non-employee directors (10 individuals). Employees (including employees who are also directors or sales representatives) may be granted either Qualified Options or Non- Qualified Options, and more than one grant may be made to any one individual. Non-employee directors and non-employee sales representatives may not receive Qualified Options.

Reservation of Shares

The Plan permits the granting of options and/or awards of an aggregate of 10,000,000 Common Shares over the ten-year life of the Plan. In the event of changes affecting the number or class of Common Shares, such as a stock split or a consolidation of shares, the payment of a share dividend, or other increase or decrease in the Common Shares effected without new compensation to the Company, the aggregate number of shares for which options and/or awards may be granted, the number of shares covered by each outstanding option and/or award and the exercise price per share for each option, will be proportionately adjusted. On July 31, 2006, the closing price of the Company’s Common Stock on The Nasdaq Stock Market  was $32.94.

Options

Exercise Price. The price to be paid for Common Shares upon exercise of each option pursuant to the Plan may not be less than the fair market value of such shares on the date on which the option is granted. The exercise price of any Qualified Option granted to a person owning more than 10% of the outstanding shares of the Company (as determined under the Plan) may not be less than 110% of such fair market value. Upon exercise, the exercise price is to be paid in full in cash or cash equivalents, by surrender of a number of Common Shares of the Company having a fair market value equal to the exercise price or by other means permitted under the Plan.

Term of Options. No option may have a term that is longer than ten years from the date of grant and any Qualified Option granted to a person owning more than 10% of the outstanding shares of the Company must terminate not later than five years from the date of grant.

Exercise of Options. Options may be exercisable in full at any time, or on a cumulative basis from time to time, but subject to any limitations imposed by the Committee at the time of the grant. It is the current policy of the Committee to prohibit the exercise of options prior to the first anniversary of the date of the grant of a qualified option and to provide for the forfeiture of any options held in the event of termination of employment during that period. The aggregate fair market value of shares (determined at the time the option is granted) with respect to which Qualified Options are exercisable for the first time by the optionee during any calendar year may not exceed $100,000. With certain exceptions, upon an optionee’s separation from service with the Company or a subsidiary, all rights under any options granted to such person, but not yet exercised, terminate. An optionee may exercise options at any time within three months after separation from service due to retirement with the consent of the Company or if otherwise permitted by the Committee, in its discretion, or at any time within twelve months after separation from service due to permanent and total disability. In the event of the optionee’s death, the optionee’s options which were exercisable on the date of death may be exercised by the optionee’s personal representative at any time within twelve months from the date of death. All outstanding options would be immediately exercisable upon a change of control of the Company. Options granted pursuant to the Plan may not be exercised until the requirements of all applicable federal and state laws pertaining to the offer and sale of securities issued under the Plan have been met.

Transferability of Option. No option may be assigned or transferred, except for transfers by will or the laws of descent and distribution.

Other Awards

The Committee may also award under the Plan:

•                  shares of common stock subject to restrictions;

•                  common stock units, which are the conditional right to receive a share of stock in the future, subject to restrictions and to a risk of forfeiture;

•                  unrestricted shares of common stock, which are shares of common stock issued at no cost or for a purchase price determined by the Committee which are free from any restrictions under the Plan; and

•                  performance and annual incentive awards, ultimately payable in stock or cash, as determined by the Committee. The Committee may grant multi-year and annual incentive awards subject to achievement of specified performance goals tied to the business criteria described below.

The type of each award, the number of Common Shares subject to each award, the vesting, expiration and other terms applicable to such award shall be specified from time to time by the Committee, subject to the terms of the Plan. The maximum number of Common Shares that may vest in any given calendar year pursuant to all performance and annual incentive awards granted to any given person under the Plan shall not exceed seventy thousand (70,000). Unless the Committee provides otherwise, in the event a participant separates from service from the Company or a subsidiary or in the event of the death of the participant, any restricted stock or stock units held by such participant on such date that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of restricted stock or stock units, the participant shall have no further rights with respect to such restricted stock or stock units, including but not limited to any right to vote restricted stock or any right to receive dividends with respect to shares of restricted stock or stock units. All restrictions then outstanding on any restricted stock or stock units awarded under the Plan automatically lapse in connection with a change of control of the Company.

Business Criteria

The Committee will use one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), in establishing performance goals for awards intended to comply with Section 162(m) of the Internal Revenue Code granted to covered employees: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index, or any other index as determined from time to time by the Committee; (3) net income; (4) pretax earnings; (5) earnings before interest expense and taxes (EBIT); (6) earnings before interest expense, taxes, depreciation and amortization (EBITDA); (7) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (8) operating margin; (9) earnings per share; (10) return on equity; (11) return on assets; (12) return on capital; (13) return on investment; (14) operating earnings; (15) working capital; (16) ratio of debt to stockholders’ equity; (17) revenue; (18) book value; and (19) any other criteria the Committee shall deem relevant in connection with accomplishing the purposes of this Plan.

Non-Employee Directors

On the first business day of calendar year 2007 and on the first business day of calendar year 2008, each non-employee director shall automatically be granted an option to purchase 3,000 Common Shares at the price and upon the other terms and conditions specified in the Plan. These options are in addition to those options automatically granted to non-employee directors under the 1998 Plan until its expiration. Beginning on January 1, 2009, or the next business day thereafter, and continuing thereafter on the first business day of each calendar year thereafter during the term of the Plan, each non-employee director shall automatically be granted an option to purchase 5,000 Common Shares at the price and upon the other terms and conditions specified in this Plan. The number of options that may be granted to all non-employee directors during the term of this Plan shall not exceed 10% of the Common Shares subject to this Plan. A non-employee director shall not be eligible to receive or exercise any option if the exercise of that option would result in that non-employee director owning, directly or indirectly, Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company. Options granted to non-employee directors shall be Non-Qualified Options.

From time to time, the Committee may grant additional options or awards to non-employee directors. The type of each nonemployee director award, the number of Common Shares subject to each non-employee director award (or the formula pursuant to which such number shall be determined), the vesting, expiration and other terms applicable to such non-employee director award shall be specified from time to time by the Committee, subject to the terms of this Plan.

Amendment and Termination

The Board of Directors may from time to time, alter, amend, suspend or terminate this Plan except that no amendment shall become effective without prior approval of the shareholders of the Company if shareholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code or any successor thereto, under the provisions of Section 422 of the Internal Revenue Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Shares are then listed.

New Plan Benefits

The benefits or amounts that will be received by or allocated to (1) each of our executive officers named in the executive compensation table on page 9, (2) all current executive officers, as a group, (3) all current directors who are not executive officers, as a group, (4) all employees, including all current officers who are not executive officers, as a group, and (5) all sales representatives, as a group, are not presently determinable. Grants and awards under the Plan are made at the discretion of the Committee.

Federal Income Tax Consequences

Qualified Options. The grant of a Qualified Option under the Plan generally will have no federal income tax consequences to the Company or the optionee. Except for alternative minimum tax purposes, the exercise of a Qualified Option pursuant to the Plan will have no federal income tax consequences to the Company or the optionee. An optionee generally will recognize capital gain or loss upon the sale of shares acquired in exercising a Qualified Option, provided that the shares are sold at least two years after the date of grant of the option and at least one year after the optionee acquires the shares. An optionee generally will recognize ordinary income upon the sale of shares acquired in exercising a Qualified Option if the sale is made within two years of the date the option was granted or within one year of the date the shares were transferred to the optionee. In such event, the amount of ordinary income recognized by the optionee generally will equal the difference between the option price and the fair market value of the shares on the date of exercise. The Company may take an income tax deduction for compensation conveyed by a Qualified Option only in situations (and in the taxable year) in which the employee must recognize ordinary income.

Non-Qualified Options. The grant of a Non-Qualified Option under the Plan generally will have no federal income tax consequences to the Company or the optionee. However, upon exercising a Non-Qualified Option granted under the Plan, an optionee normally will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the date of exercise over the option price. The optionee’s basis in the shares acquired in exercising a Non-Qualified

Option generally will equal the option price, plus the amount included in the optionee’s ordinary income upon exercise. Upon the disposition of the acquired shares, the optionee generally will recognize capital gain or loss, as the case may be, to the extent of the difference between the optionee’s basis in the shares and the sales price. Whether the optionee’s gain will be treated as longterm or short-term will depend upon the holding period of the shares, which normally begins on the date immediately following the date on which the shares are acquired upon exercise of the Non-Qualified Option. Gain from the sale or exchange of the acquired shares generally will be treated as long-term if the shares are deemed to be held for more than one year.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the participant’s applicable holding period and the participant’s tax basis.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information regarding the securities to be issued and the securities remaining available for issuance under the Company’s stock-based incentive plans as of May 31, 2006 (in thousands, except exercise price per share):

			Number of Securities
	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	9,162,956	$33.84	4,618,962
Equity compensation plans not approved by security holders	—	—	—
Total	9,162,956	$33.84	4,618,962

The Board of Directors recommends that shareholders vote FOR the approval of the Biomet, Inc. 2006 Equity Incentive Plan.

ITEM 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”), independent registered public accountants, to serve as independent accountants for the year ending May 31, 2007. The Board of Directors has determined that it would be desirable to request that the shareholders ratify such selection. Biomet has been advised by Ernst & Young that neither it nor any of its associates has any direct or material indirect financial interest in Biomet.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions concerning the audit for the fiscal year ended May 31, 2006.

MATTERS RELATING TO AUDITORS

Fees for professional services provided by our independent accountants in each of the last two fiscal years, in each of the following categories are:

	2006	2005
Audit Fees	$1,915,213	$2,150,729
Audit-Related Fees	49,538	46,570
Tax Fees	13,346	18,317
All Other Fees	0	0
	$1,978,098	$2,215,616

Fees for audit services include fees associated with the annual audit of consolidated financial statements (including Sarbanes-Oxley 404 attestation in 2006 and 2005), the reviews of Biomet’s quarterly reports on Form 10-Q, audit-related accounting consultations, audit-related acquisition accounting and statutory audits required internationally. Audit-related fees principally included due diligence in connection with acquisitions, assistance with implementation of various rules and standards and benefit plan audits. Tax fees included tax compliance, tax advice and tax planning. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee, or the Chair of the Audit Committee, is responsible for approving in advance all audit and permitted non-audit services to be performed for Biomet by its independent accountants. Prior to the engagement of the independent accountants for the next year’s audit, management, with the participation of the independent accountants, submits to the Audit Committee for approval an aggregate request for services expected to be rendered during that year for various categories of services. In the event that additional services are required from the independent accountants, the Audit Committee has delegated authority to approve or deny such requests to the Chair of the Audit Committee.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by Biomet under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of Audit Committee,” “Report of the Compensation and Stock Option Committee” and “Stock Performance Graph,” as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

INFORMATION REGARDING SHAREHOLDER PROPOSALS
FOR THE 2007 ANNUAL MEETING

If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be included in the proxy materials for Biomet’s Annual Meeting for the fiscal year ended May 31, 2007, you should submit your proposal in writing to the Secretary of Biomet, P.O. Box 587, Warsaw, IN 46581-0587, no later than April 24, 2007.

Biomet’s Bylaws establish an advance notice procedure with regard to shareholder nominations of directors. If you wish to submit director nominees for consideration by the shareholders at Biomet’s 2007 Annual Meeting, you must provide a written notice to the Secretary of Biomet, P.O. Box 587, Warsaw, IN 46581-0587. Such written notice must be delivered to, or mailed and received at, such address not less than 60 days nor more than 90 days prior to next year’s Annual Meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, any notice of nomination by a shareholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Such written notice must also contain specified information concerning the person(s) to be nominated and concerning the shareholder making such nomination(s). You may obtain a copy of Biomet’s Bylaws from the Secretary of Biomet. If you notify Biomet after July 6, 2007, of an intent to present a proposal at Biomet’s 2007 Annual Meeting, Biomet’s proxy holders will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in Biomet’s proxy materials.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Biomet has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters of which Biomet did not have notice by July 10, 2006 (45 days prior to August 24, the first date of mailing of proxy materials for last year’s Annual Meeting), should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; or (c) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of Biomet.

By Order of the Board of Directors,

Bradley J. Tandy, Acting Secretary
August 15, 2006

BIOMET, INC.

2006 EQUITY INCENTIVE PLAN

(ADOPTED JULY 19, 2006)

1.     DEFINITIONS. The following terms, when capitalized herein, shall have the meanings specified in this Section:

(a)   “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 8) over a performance period of up to and including one year (the fiscal year, unless otherwise specified by the Committee).

(b)   “Award” means a grant of Restricted Stock, Unrestricted Stock or Stock Unit under the Plan.

(c)   “Award Agreement” means the written agreement between the Company and a Participant that evidences and sets out the terms and conditions of an Award.

(d)   “Board of Directors” or “Board” means the Board of Directors of Biomet, Inc.

(e)   “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(f) “Committee” means the committee appointed by the Board of Directors, pursuant to Section 3(a), to administer this Plan.

(g)   “Common Shares” means the Common Shares of the Company.

(h)   “Company” means Biomet, Inc., an Indiana corporation.

(i)    “Covered Employee” means a Participant who is a “Covered Employee” within the meaning of Section 162(m)(3) of the Code.

(j)    “Director” means a member of the Board of Directors of the Company.

(k)   “Distributor” means a Person engaged in the sale or distribution of products of the Company or a Subsidiary.

(l)    “Employee” means an individual employed by the Company or any Subsidiary. A Director of the Company shall not be deemed to be employed by the Company solely as a result of his or her position as a Director.

(m)  “Employer” means, collectively, or where the context is appropriate, individually, the Company and/or any of its Subsidiaries.

(n)   “Expiration Date” means July 18, 2016, the last date on which Options or Awards may be granted pursuant to this Plan.

(o)   “Fair Market Value” means the closing price of the Common Shares as reported by The Nasdaq Stock Market or by any other national securities exchange on which Common Shares may be traded.

(p)   “Notice of Option” means a written communication by the Company or a Subsidiary to a Participant confirming the grant of an Option pursuant to this Plan.

(q)   “Non-Employee Director” means a Director of the Company who is a “non-employee director” within the meaning of Rule 16b-3.

(r)    “Option” means a right to purchase Common Shares granted pursuant to this Plan. Options may be either “Qualified Options,” which are defined as Options intended to meet the requirements of Section 422 of the Code, or “Non-Qualified Options,” which are defined as Options not intended to meet the requirements of Section 422 of the Code.

(s)   “Outside Director” means a Director who qualifies as an outside director within the meaning of Section 162(m)(4)(c)(i) of the Code.

(t)    “Participant” means a Person to whom an Option or Award is granted under this Plan.

(u)   “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 8) over a performance period of more than one year.

(v)   “Person” means an individual, partnership, joint venture, association, trust, corporation or other entity that is not a whollyowned Subsidiary.

(w)  “Plan” means this Biomet, Inc. 2006 Equity Incentive Plan.

(x)    “Restricted Stock” means Common Shares awarded to a Participant pursuant to Section 8 hereof.

(y)   “Retirement” means, with respect to:

(i)    an Employee, retirement from the Employer pursuant to the early or normal retirement provisions of any applicable retirement plan, or as otherwise determined in the sole discretion of the Committee;

(ii)   a Non-Employee Director, termination of service as a Director; and

(iii)  a non-Employee Distributor who is a natural person, Separation from Service after the Distributor has attained age 55 and has served the Company or any Subsidiary for at least 10 years.

(z)    “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission or any successor rule.

(aa) “Separation from Service” or “Separates from Service” means with respect to:

(i)    an Employee, any voluntary or involuntary termination of the Employee’s employment with the Employer for any reason, including, but not limited to, death, disability or Retirement; provided, however, the term shall not include the transfer of an Employee’s employment from the Company to any Subsidiary, from a Subsidiary to the Company or between Subsidiaries or the Employee’s immediate appointment as a Distributor;

(ii)   a Non-Employee Director, termination of service as a Director; and

(iii)  a non-Employee Distributor, any voluntary or involuntary termination of the non-Employee Distributor’s independent contractor relationship with the Company or any Subsidiary for any reason, including, but not limited to, death, disability or Retirement, but shall not include termination of the relationship by reason of a non-Employee Distributor becoming an Employee.

(bb) “Service” means service as an Employee, Director or Distributor of the Company or a Subsidiary.

(cc)  “Stock Unit” means a bookkeeping entry representing the equivalent of a Common Share awarded to a Participant pursuant to Section 8 hereof.

(dd) “Subsidiary” means a company (whether or not incorporated) of which 50% or more of the total combined voting power and 50% or more of the total value of which is owned directly or indirectly by the Company.

(ee)  “Unrestricted Stock” means an Award pursuant to Section 8(h) hereof.

(ff)   “10% Shareholder” means an individual possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary. An individual shall be considered as owning any shares owned, directly or indirectly, by or for his or her brothers and/or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

(gg) “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.     PURPOSE. This Plan is intended to advance the interests of the Company by providing to Non-Employee Directors, key Employees and certain Distributors an opportunity to acquire or increase a proprietary interest in the Company, and thereby to create in these Persons a stronger incentive to expend their maximum efforts for the growth and success of the Company and its Subsidiaries, and to encourage these Persons to remain in the employ or service of the Company or its Subsidiaries.

3.     ADMINISTRATION.

(a)   COMMITTEE. This Plan shall be administered by a Committee appointed by the Board of Directors, consisting of two or more Directors, all of whom in the judgment of the Board of Directors are independent in accordance with The Nasdaq Stock Market listing standards.

(b)   POWER AND AUTHORITY. The Committee shall have the full power and authority to take all actions and make all determinations required or provided for under this Plan; to interpret and construe the provisions of this Plan, any Notice of Option or any Award Agreement, which interpretation or construction shall be final, conclusive and binding on the Company, the Employer and the Participant; and to take any and all other actions and make any and all other determinations not inconsistent with the specific terms and provisions of this Plan, which the Committee deems necessary or appropriate in the administration of this Plan. The Committee may from time to time prescribe, amend and rescind rules and regulations applicable to this Plan.

(c)   ACTIONS AND DETERMINATIONS. A majority of the Committee shall constitute a quorum for purposes of any action or determination by the Committee. Each member may be counted in determining the existence of a quorum at any meeting of the Committee. All actions and determinations of the Committee shall be made by an affirmative vote of not less than a majority of its members or by unanimous written consent. Each member of the Committee shall be entitled to vote on any matters affecting the administration of this Plan or the grant of any Options or Awards pursuant to this Plan; however, no member shall act upon the granting of an Option or Award to himself or herself except pursuant to action taken by unanimous written consent.

4.     ELIGIBILITY. The Persons eligible to receive grants of Options or Awards pursuant to this Plan, and the bases on which Options or Awards may be granted, are as follows:

(a)   KEY EMPLOYEES. Those individuals who are “key Employees,” as determined from time to time by the Committee. In determining the key Employees and the extent of their participation, the Committee shall take into account such factors as are deemed relevant by the Committee in its sole and absolute discretion in furtherance of the purposes of this Plan.  Options granted to key Employees may be designated as Qualified Options or Non-Qualified Options.

(b)   NON-EMPLOYEE DIRECTORS.

(i)    On the first business day of calendar year 2007 and on the first business day of calendar year 2008, each Non-Employee Director shall automatically be granted an Option to purchase three thousand (3,000) Common Shares at the price and upon the other terms and conditions specified in this Plan. Beginning on January 1, 2009, or the next business day thereafter, and continuing thereafter on the first business day of each calendar year thereafter during the term of this Plan, each Non-Employee Director shall automatically be granted an Option to purchase five thousand (5,000) Common Shares at the price and upon the other terms and conditions specified in this Plan. The number of Options that may be granted to all Non-Employee Directors during the term of this Plan shall not exceed 10% of the Common Shares subject to this Plan. A Non-Employee Director shall not be eligible to receive or exercise any Option if the exercise of that Option would result in that Non-Employee Director owning, directly or indirectly, Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company. Options granted to Non-Employee Directors shall be Non-Qualified Options.

(ii)   From time to time, the Committee may grant additional Options or Awards to Non-Employee Directors (each “Non-Employee Director Award”). The type of each Non-Employee Director Award, the number of Common Shares subject to each Non-Employee Director Award (or the formula pursuant to which such number shall be determined), the vesting, expiration and other terms applicable to such Non-Employee Director Award shall be specified from time to time by the Committee, subject to the terms of this Plan, including the terms specified in Sections 6, 7 and 8, and further provided that such Non-Employee Director Awards are in compliance with the requirements of Rule 16b-3.

(c)   DISTRIBUTORS. Those Persons who are Distributors and who are determined by the Committee to be eligible to participate in this Plan. In determining the Distributors eligible to participate and the extent of their participation, the Committee shall take into account such factors as are deemed relevant by the Committee in its sole and absolute discretion in furtherance of the purposes of this Plan. Options granted to Distributors shall be designated as Non-Qualified Options, unless the Distributor is an Employee, in which case the Options may be designated as Qualified Options or Non-Qualified Options.

No Option or Award may be granted to any Employee, Non-Employee Director or Distributor, unless such Employee, Non-Employee Director or Distributor, at the time such Option or Award is granted, either meets or has a plan (which plan shall have been presented to and accepted by the Committee) to meet, any minimum stock retention guidelines, as may be established by the Board of Directors from time to time. No Qualified Option shall be granted to any Employee or Distributor who, at the time the Option is granted, is a 10% Shareholder unless, at the time the Option is granted, the Option price is at least 110% of the Fair Market Value of the Common Shares as of the date of grant of the Option and the Option, by its terms is not exercisable after the expiration of five years from the date of grant of the Option.

5.     SHARES. The total number of Common Shares with respect to which Options or Awards may be granted under this Plan shall not exceed in the aggregate ten million (10,000,000) Common Shares, except as adjusted in accordance with the provisions set forth in Section 10. Common Shares issued or to be issued under this Plan shall be authorized but unissued shares or treasury shares. If any Common Shares covered by an Option or Award are not purchased or are forfeited, or if an Option or Award otherwise terminates without delivery of any Common Shares subject thereto, then the number of Common Shares counted against the aggregate number of Common Shares available under this Plan with respect to such Option or Award shall, to the extent of any such forfeiture or termination, again be available for making Options or Awards under this Plan. If the purchase price of any Option granted under the Plan or any other payment under the Plan is satisfied by tendering Common Shares to the Company (by either actual delivery or by attestation), only the number of Common Shares issued net of the Common Shares tendered shall be deemed delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan. During the period that any Options granted under this Plan are outstanding, the Company shall reserve and keep available that number of Common Shares sufficient to satisfy all outstanding, unexercised Options and/or unvested Awards (as applicable).

6.     OPTION AND AWARD LIMITATIONS.

(a)   Limitations on Qualified Options. The aggregate Fair Market Value (determined at the time the Option(s) is granted) of the Common Shares, with respect to which Qualified Options are exercisable for the first time by an Employee during any calendar year (under all option plans of the Company within the meaning of Code Section 422(d)) shall not exceed $100,000 (as may be adjusted from time to time by applicable law) (the “Cap”). In the event the Fair Market Value of Common Shares subject to a Qualified Option exceeds the Cap, the Option in excess of the Cap shall be deemed to be a Non-Qualified Option. The character of all Options as Qualified or Non-Qualified under this Section 6 shall be determined with reference to the order in which Options were granted.

(b)   Limitation on Common Shares Subject to Awards. The maximum number of Common Shares that may vest in any given calendar year pursuant to all Performance and Annual Incentive Awards granted to any given Person under this Plan shall not exceed seventy thousand (70,000). The limitation in this Section 6(b) is subject to adjustment as provided in Section 10 hereof.

7.     OPTIONS. Subject to the terms and conditions set forth in this Plan, the Committee may grant Options to eligible individuals upon such terms and conditions as the Committee shall determine. The date on which the Committee approves the grant of an Option shall be considered the date on which the Option is granted. Options granted pursuant to this Plan shall be evidenced by a Notice of Option in such form, consistent with this Plan, as the Committee shall prescribe from time to time. The Notice of Option shall state whether the Option evidenced thereby is a Qualified Option or a Non-Qualified Option. Any provision of this Plan or of a Notice of Option with respect to a Qualified Option that is not consistent with the requirements of Code Section 422 shall be inoperative and the Plan or Notice of Option shall be deemed to incorporate any term necessary to conform it to Code Section 422. The grant and exercise of Options also shall comply with and be subject to the following terms and conditions:

(a)   MEDIUM AND TIME OF PAYMENT.

(i)    In General. An Option may be exercised by delivery of payment for the Common Shares subject to the Option accompanied by a properly executed written notice of exercise in a form prescribed by the Committee. The notice of exercise shall specify the number of Common Shares with respect to which the Option is being exercised. The Committee may prescribe in the Notice of Option a minimum number of Common Shares with respect to which an Option may be exercised. Except as provided in Section 7(a)(ii) and unless otherwise determined by the Committee, payment in full of the purchase price of the Common Shares for which an Option is exercised shall be made (A) in cash or in cash equivalents acceptable to the Committee; (B) if the Participant can do so without violating Rule 16b-3 or Section 16(b) of the 1934 Act, through the tender to the Company of Common Shares, which Common Shares shall be valued, for purposes of determining the extent to which the purchase price has been paid, at their Fair Market Value on the date of exercise; (C) by any other arrangement satisfactory to the Committee; or (D) a combination of the methods prescribed in (A), (B) or (C); provided, however, that the Committee may, in its discretion, impose and set forth in the Notice of Option such limitations or prohibitions on the use of Common Shares to exercise Options as it deems appropriate. Any attempt to exercise an Option other than as set forth in this Section 7(a) shall be invalid and of no force or effect.

(ii)   Use of Brokers. The Committee may provide, by inclusion of appropriate language in a Notice of Option, that payment in full of the purchase price need not accompany notice of exercise, provided the notice of exercise directs that the certificate or certificates for the Common Shares for which the Option is exercised shall be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash or cash equivalents acceptable to the Company in an amount equal to the purchase price for the Common Shares purchased plus the amount (if any) of federal and other taxes that the Company may, in its sole judgment, determine to be required to be withheld with respect to the exercise of the Option.

(iii)  Issuance of Certificates. Subject to Section 13, promptly after the exercise of an Option and the payment in full of the purchase price for the Common Shares, the individual exercising the Option shall be entitled to the issuance of a certificate or certificates evidencing ownership of the Common Shares purchased.

(b)   NUMBER OF SHARES. The Notice of Option shall state the total number of Common Shares which may be purchased pursuant to the grant of the Option.

(c)   OPTION PRICE. The purchase price of each Common Share subject to an Option shall be fixed by the Committee at an amount not less than the Fair Market Value of a Common Share as of the close of business on the date of grant of the Option. The Notice of Option shall state the purchase price of the Common Shares subject to the Option.

(d)   TERM OF OPTIONS. Each Option granted under this Plan shall expire within the period prescribed in the Notice of Option relating to that Option, which shall not be more than five years from the date the Option is granted if the Participant is a 10% Shareholder and not more than ten years from the date the Option is granted if the Participant is not a 10% Shareholder. The Notice of Option shall state the date of the grant of the Option.

(e)   TIME OF EXERCISE. The Committee may, in its discretion, provide in a Notice of Option that an Option granted under this Plan may not be exercised in whole or in part until the expiration of such period or periods of time, or the attainment of such objectives, as may be specified by the Committee; provided, however, that any limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time in which the Option may be exercised to the extent permitted under Code Section 424(h). Except as specifically restricted by the provisions of this Section 7(e) or by the Committee, any Option may be exercised in whole or in part at any time and from time to time during the period commencing with the date of grant and ending upon the expiration or termination of the Option.

(f)    RIGHTS AS A SHAREHOLDER. A Participant shall have no rights as a stockholder with respect to Common Shares subject to an Option until the date of issuance of a certificate or certificates to the Participant and only after the Common Shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date a certificate is issued.

(g)   OTHER PROVISIONS. A Notice of Option issued pursuant to this Plan may contain such other provisions as the Committee shall deem advisable, provided that those provisions are not inconsistent with the terms of this Plan and Code Section 422.

8.     RESTRICTED STOCK AND STOCK UNITS.

(a)   GRANT OF RESTRICTED STOCK OR STOCK UNITS. Subject to the terms and conditions set forth in this Plan, the Committee may grant Restricted Stock, Stock Units or Unrestricted Stock to eligible individuals upon such terms and conditions as the Committee shall determine. The date on which the Committee approves the grant of an Award shall be considered the date on which the Award is granted. Awards granted pursuant to this Plan shall be evidenced by an Award Agreement in such form, consistent with this Plan, as the Committee shall prescribe from time to time.

(b)   RESTRICTIONS. At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Sections 8(i) and 8 (j). Notwithstanding the foregoing, Restricted Stock that vests solely by the passage of time shall not vest in full in less than one (1) year from the grant date of the Award. Restricted Stock, for which vesting may be accelerated by achieving performance targets, shall not vest in full in less than one (1) year from the grant date of the Award. Subject to Section 12, neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units.

(c)   RESTRICTED STOCK CERTIFICATES. The Company shall issue, in the name of each Participant to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Participant, as soon as reasonably practicable after the grant date of the Award. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company, or his or her delegate, shall hold such certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Participant; provided, however, that all such certificates, regardless of whether held by the Secretary, his or her delegate or delivered to the Participant, shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

(d)   RIGHTS OF HOLDERS OF RESTRICTED STOCK. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in Common Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Participant with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction, shall be subject to the restrictions applicable to the original Award.

(e)   RIGHTS OF HOLDERS OF STOCK UNITS.

(i)    Voting and Dividend Rights. Unless the Committee otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Shares, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Common Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a Common Share on the date that such dividend is paid.

(ii)   Creditor’s Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

(f)    PURCHASE OF RESTRICTED STOCK. The Participant shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a purchase price equal to the greater of (i) the aggregate par value of the Common Shares represented by such Award or (ii) the purchase price, if any, specified in the Award Agreement relating to such Award. The purchase price may be payable: (i) in cash or cash equivalents acceptable to the Committee; (ii) if the Participant can do so without violating Rule 16b-3 or Section 16(b) of the 1934 Act, through the tender to the Company of Common Shares, which Common Shares shall be valued, for purposes of determining the extent to which the purchase price has been paid thereby, at their Fair Market Value on the date of the Award; (iii) in the discretion of the Committee, in consideration for past Services rendered to the Company or a Subsidiary; or (iv) in any other form that is consistent with applicable laws, regulations and rules and is otherwise satisfactory to the Committee.

(g)   DELIVERY OF STOCK. Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

(h)   UNRESTRICTED STOCK AWARDS. The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Award to any Participant pursuant to which such Participant may receive Common Shares free of any restrictions under the Plan. Awards of unrestricted Common Shares may be granted or sold as described in the preceding sentence in respect of past Services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

(i)    PERFORMANCE CONDITIONS. Any Award may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance, as it may deem appropriate, in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 8(j) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify as “performance-based” under Code Section 162(m). If, and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify as “performance-based” under Code Section 162(m), shall be exercised by the Committee and not the Board, and, notwithstanding Section 3, each member of the Committee who is not, at the time any such power or authority is exercised, an Outside Director shall abstain or recuse himself or herself from any action to be taken with respect to such Performance Award or Annual Incentive Award, and the members of the Committee who are Outside Directors shall have full power to act independently with respect thereto.

(j)    PERFORMANCE OR ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If, and to the extent that the Committee determines that, a Performance or Annual Incentive Award, to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee, should qualify as “performance based compensation” for purposes of Code Section 162(m), the vesting of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(j).

(i)    Performance Goals Generally. The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(j). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall vest upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to vesting of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Participant or to different Participants.

(ii)   Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index, or any other index as determined from time to time by the Committee; (3) net income; (4) pretax earnings; (5) earnings before interest expense and taxes (EBIT); (6) earnings before interest expense, taxes, depreciation and amortization (EBITDA); (7) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (8) operating margin; (9) earnings per share; (10) return on equity; (11) return on assets; (12) return on capital; (13) return on investment; (14) operating earnings; (15) working capital; (16) ratio of debt to stockholders’ equity; (17) revenue; (18) book value; and (19) any other criteria the Committee shall deem relevant in connection with accomplishing the purposes of this Plan.

(iii)  Timing For Establishing Performance Goals. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(k)   WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify as “performance-based” under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards to a subcommittee of two or more Directors, each of whom is an Outside Director.

(l)    STATUS OF SECTION 8 AWARDS UNDER CODE SECTION 162(M). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8 hereof granted to persons who are designated by the Committee as likely to be Covered Employees if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 8, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.     SEPARATION FROM SERVICE.

(a)   Options.

(i)    In General. Except as otherwise provided herein, in the event a Participant Separates from Service, all Options outstanding in the hands of the Participant shall terminate immediately as to any unexercised portion thereof; provided, however, that the Committee, in its discretion, subject to the provisions of Section 7(d), may permit a Participant who has Separated from Service to exercise any unexercised Options at any time within three months after the effective date of the Participant’s Separation from Service with respect to the Common Shares for which such Options could have been exercised (i) on the effective date of the Separation from Service or (ii) during the three month period following that effective date. If a Participant Separates from Service due to Retirement or permanent and total disability (as defined in Code Section 22(e)(3)), the Participant shall have the right, subject to the provisions of Section 7(d), to exercise the Option with respect to the Common Shares for which it could have been exercised on the effective date of the Separation from Service at any time within three months after a Separation from Service due to Retirement or at any time within twelve months after a Separation from Service due to permanent and total disability.

(ii)   Death. In the event of the death of a Participant while the Option remains exercisable under this Section 9 or other provisions of this Plan, the Participant’s personal representative shall have the right, subject to the provisions of Section 7(d), to exercise the Option with respect to the Common Shares for which it could have been exercised on the date of death, at any time within twelve months after the date of death.

(b)   Awards. Unless the Committee otherwise provides in an Award Agreement, or in writing after the Award Agreement is issued, in the event a Participant Separates from Service or in the event of the death of the Participant, any Restricted Stock or Stock Units held by such Participant on such date that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Participant shall have no further rights with respect to such Restricted Stock or Stock Units, including, but not limited to, any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

(c)   Determinations. For purposes of this Plan, whether a termination of employment or service due to permanent and total disability, and whether an authorized leave of absence or absence on military or government service, shall be deemed to constitute Separation from Service shall be determined by the Committee, which determination shall be final, conclusive and binding.

10.   RECAPITALIZATION. The aggregate number of Common Shares as to which Options or Awards may be granted under this Plan, the number of Common Shares covered by each outstanding Option or Award (as applicable), and the price per Common Share with respect to each outstanding Option, all shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a share dividend or other increase or decrease in the Common Shares effected without receipt of consideration by the Company. In the event that there shall be a capital reorganization or reclassification of the shares of the Company resulting in a substitution of other shares for the Common Shares, each outstanding Option or Award (as applicable) shall be deemed to represent the right to acquire the number of substitute shares that would have been issued in exchange for the Common Shares then remaining under the Option or Award (as applicable), if those Common Shares had been then issued and outstanding.

11.   CHANGE OF CONTROL, DISSOLUTION AND LIQUIDATION.

(a)   Change of Control. For purposes of this Plan, a “change of control event” shall be deemed to have occurred if:

(i)    The Committee determines in its sole discretion that, by reason of an agreement of merger, consolidation or other reorganization to which the Company has become a party, the Company will not be in control of the surviving or resulting corporation;

(ii)   The Company shall become a party to an agreement providing for the sale by the Company of all or substantially all of the Company’s assets to any Person;

(iii)  The Committee determines, in its sole discretion, that any Person has become or is anticipated to become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the total combined voting power of the Company’s then outstanding securities, the effect of which (as determined by the Committee in its sole discretion) is the acquisition of control of the Company; or

(iv)  During any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors cease, for any reason, to constitute at least a majority thereof, unless the election or nomination of election for each new Director was approved by the vote of at least two-thirds of the Directors in office at the beginning of the period.

(b)   Effect of a Change of Control Event. Upon the occurrence of a change of control event, the Company shall provide written notice thereof (the “Change of Control Notice”) to the Participants. The Company shall have the right, but not the obligation, to terminate all outstanding Options as of the date described in the Change of Control Notice by including a statement to such effect in the Change of Control Notice. Upon delivery of the Change of Control Notice and regardless of whether the Company elects to terminate the outstanding Options, the Participants shall have the right to immediately exercise all outstanding Options in full, notwithstanding the terms and conditions set forth in this Plan or in any Notice of Option. All restrictions then outstanding on any Restricted Stock or Stock Unit awarded under the Plan shall lapse as of the applicable date set forth in the Change of Control Notice, notwithstanding the terms and conditions set forth in this Plan or any Award Agreement.

(c)   Dissolution and Liquidation. In the event the Company adopts all necessary resolutions approving a plan to dissolve or liquidate the Company, the Company shall provide written notice thereof (the “Dissolution Notice”) to the Participants. Upon delivery of the Dissolution Notice, and subject to Section 7(d), the Participants shall have the right to immediately exercise all outstanding Options notwithstanding the terms and conditions set forth in this Plan or in any Notice of Option. All unexercised Options outstanding immediately following the time specified for exercise in the Dissolution Notice shall terminate. All restrictions then outstanding on any Restricted Stock or Stock Unit awarded under the Plan shall lapse as of the applicable date set forth in the Dissolution Notice, notwithstanding the terms and conditions set forth in this Plan or any Award Agreement.

12.   ASSIGNABILITY. Unless the Committee determines otherwise, no Option or Award granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Unless the Committee determines otherwise, an Option may be exercised only by the Participant thereof, or by any person to whom the Option is transferred by will or the laws of descent and distribution or by his or her guardian or legal representative; provided that Qualified Options may be exercised by any family member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall, in any event, continue to apply to any Option or Award granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such Option or Award shall be bound by all provisions of this Plan as, and to the same extent as, the applicable original grantee.

13.   ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS.

(a)   Registration of Shares. Awards shall not be granted and Options shall not be exercisable unless the issuance of the Common Shares subject to the Awards and Options is the subject of an effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the issuance would be exempt from the registration requirements of the Securities Act of 1933, as amended.

(b)   Compliance with Rule 16b-3. This Plan is intended to qualify for the exemption from the short-swing profits liability imposed by Section 16(b) under the 1934 Act provided by Rule 16b-3. To the extent any provision of this Plan or action by the Committee does not comply with the requirements of Rule 16b-3, that provision or action shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.   TERM OF PLAN. This Plan is effective as of July 19, 2006; provided, however, that this Plan shall become effective only if approved by the holders of a majority of the Common Shares represented at a duly convened shareholders’ meeting prior to December 31, 2006. Unless terminated earlier by the Board of Directors pursuant to Section 15, this Plan shall terminate on the Expiration Date. No Option or Award may be granted under this Plan after the Expiration Date.

15.   AMENDMENT OF THE PLAN. The Board of Directors may from time to time, alter, amend, suspend or terminate this Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company, if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Shares is then listed.

16.   APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Shares or the exercise of Options granted under this Plan will be used for general corporate purposes.

17.   NO OBLIGATION TO EXERCISE OPTION. The granting of an Option under this Plan shall impose no obligation upon the Participant to exercise any such Option.

18.   NO OBLIGATION TO CONTINUE EMPLOYMENT OR SERVICE. Neither the adoption of this Plan nor the granting of an Option or Award under this Plan shall impose any obligation on the Company to provide any specified amount of compensation to, or to continue the employment of or independent contractor relationship with, any Person.

19.   APPLICABILITY OF AMENDMENTS. Without the express written consent of the Company and the Participant, no amendment, suspension or termination of this Plan shall alter, impair or otherwise affect any rights or obligations of the Company or a Participant with respect to any Option or Award previously granted to the Participant.

20.   WITHHOLDINGS. The Committee shall have the right to require a Participant to remit to the Company, in a form and manner satisfactory to the Committee, amounts sufficient to satisfy any federal, state or local income, employment or other tax withholding requirements applicable to the grant or exercise of Options or Awards hereunder.

APPENDIX A—NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
(ADOPTED JULY 19, 2006)

Purpose

The Corporate Governance and Nominating Committee (the “Committee”) is a standing committee appointed by the Board of Directors (the “Board”) of Biomet, Inc. (the “Company”) for the following purposes:

•                  To establish eligibility criteria and procedures for identifying potential nominees to the Board;

•                  To receive and review recommendations for director nominations;

•                  To recommend to the Board nominees for director for the next Annual Meeting of the Company’s Shareholders;

•                  To recommend to the Board the director nominees for each committee of the Board;

•                  To consider for recommendation to the Board corporate governance principles applicable to the Company;

•                  To provide oversight of the corporate governance affairs of the Board and the Company; and

•                  To assist in the evaluation of the Board, its committees and the individual directors.

Membership

The Committee shall consist of not less than three directors all of whom, in the judgment of the Board of Directors, shall be independent in accordance with The NASDAQ Stock Market listing standards and as determined in the business judgment of the Board. Committee members shall be appointed for three-year terms at the Annual Meeting of the Board of Directors and shall serve until a replacement for each member is duly elected and qualified or until such member’s resignation or removal from the Board or the Committee. The members of the Committee may be removed, with or without cause, by a majority vote of the Board. The Chairman of the Committee shall be designated by the members of the Committee. The Committee may form and delegate authority to subcommittees in compliance with applicable law when deemed appropriate by the Committee. The Committee shall meet at least once annually, or more frequently as circumstances dictate.

Duties and Responsibilities

To fulfill its purpose, the Committee, acting in conjunction with the Chairman of the Board and Chief Executive Officer at such times as the Committee deems appropriate, shall perform the following functions. The Committee has the authority, as necessary and appropriate, to consult with outside financial, legal and other advisors to assist in their duties to the Company.

•                  Criteria for Nomination to the Board. The Committee shall establish and periodically review the criteria for Board membership which should include, among other things, experience, appropriate skills and knowledge and the ability to act on behalf of shareholders;

•                  Nomination and Training of Directors. With respect to the structure of the Board, the Committee shall

•                  periodically consider the size, composition and needs of the Board;

•                  consider, recommend and recruit candidates to fill available positions on the Board;

•                  review candidates recommended by shareholders, if any;

•                  conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•                  recommend the Director nominees for approval by the Board and the shareholders.

•                  Conflicts of Interest. The Committee shall consider questions of possible conflicts of interest of Board members and the Company’s executive officers.

•                  Committees of the Board. The Committee shall monitor and recommend the functions and membership of the various committees of the Board. The Committee shall also consider and recommend to the Board any changes to committees of the Board and the potential creation and/or dissolution of committees of the Board.

•                  Board Compensation. The Committee shall advise the Board regarding changes in the amount and form of Board compensation.

•                  Board Administration. The Committee shall make recommendations on the structure of Board meetings and shall recommend matters for consideration by the Board.

•                  Corporate Governance Principles. The Committee shall consider matters of corporate governance from time to time as they arise and, if established, periodically review the Company’s adherence to its corporate governance principles.

•                  Shareholder Interests. The Committee shall periodically review the Company’s Shareholder Rights Plan and shall recommend and review the share ownership expectations of the Board members and senior officers of the Company.

•                  Succession Planning. The Committee shall consider Director retirement policies. The Committee shall periodically review with the Chairman of the Board and Chief Executive Officer the succession plans relating to positions held by the Company’s executive officers.

•                  Board and Committee Evaluation Process. The Committee shall develop and recommend to the Board a periodic performance process for the Board, its members and each of its committees.

•                  Self Evaluation. The Committee shall perform a periodic, informal performance evaluation of the Committee. The evaluation shall compare the performance of the Committee with the requirements of this charter. Upon the completion of the self evaluation, the Committee shall report its findings to the Board and may also recommend to the Board any changes to the Charter and/or function of the Committee it deems necessary or desirable as a result of the evaluation.

•                  Evaluation of the Company’s Executive Officers.  The Committee shall periodically review with the Chairman of the Board and Chief Executive Officer the functions and performance of the Company’s executive officers and make recommendations to the Board on any changes the committee deems necessary or desirable.

APPENDIX B—BIOMET INC. AUDIT COMMITTEE CHARTER
(ADOPTED JULY 19, 2006)

Mission Statement

The Audit Committee (the “Committee”) will assist the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving accounting, auditing, financial reporting, internal control functions, and compliance with laws, regulations and the Code of Conduct of the Company and its subsidiaries. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Company’s business, operations and risks.

Organization

•                  Audit Committee members shall meet the requirements established and updated by The NASDAQ Stock Market listing standards;

•                  The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent non-executive director, in accordance with the rules and regulations of the Securities and Exchange Commission and the NASDAQ listing standards, free from any relationship that would interfere with the exercise of his or her independent judgment;

•                  All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements;

•                  Audit Committee members shall be appointed by the Board on recommendation of the Nominating and Governance Committee;

•                  If an Audit Committee chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership; and

•                  The Committee shall convene at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the internal auditor, the external auditors, and the general counsel and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the external auditors quarterly to review the Company’s financial statements and significant findings.

Among the Committee’s duties and responsibilities are the following:

Financial Reporting

General

•                  Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements;

•                  Review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures through inquiry and discussions with the Company’s external auditors, internal auditor and management of the Company and review the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•                  Discuss policies with respect to risk assessment and risk management and discuss the Company’s significant risk exposures and management’s plans to monitor and control such exposures;

•                  Establish and oversee procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls or auditing matters and establish clear hiring policies for employees or former employees of the Company’s external auditor;

•                  Obtain the advice of, and engage, independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee;

•                  Report regularly to the Board of Directors as to the Audit Committee’s accomplishments of its purposes and responsibilities; and

•                  Conduct an annual performance evaluation of the Audit Committee and periodically review this charter.

Annual Audited Financial Statements

•                  Meet to review and discuss the annual audited financial statements with management and the external auditors, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•                  Review with the external auditors the scope of the audit and the results of the annual audit examination by the auditors, including any audit problems or difficulties and management’s response.

Interim, Unaudited Financial Statements

•                  Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (including any proposed changes in Company policies related to the foregoing);

•                  Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement and the extent to which the external auditors review quarterly financial information;

•                  Meet with management and with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review. (This may be done by the Committee chairperson or the entire Committee);

•                  Obtain the opinions of management and the internal and external auditors on whether or not:

1)              Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

2)              Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company’s operations and financing practices;

3)              Generally accepted accounting principles have been consistently applied;

4)              There are any actual or proposed changes in accounting or financial reporting practices;

5)              There are significant areas requiring judgment involving valuation of assets and liabilities;

6)              There are any complex or unusual events or transactions;

7)              The Company’s financial and operating controls are functioning effectively;

8)              The Company has complied with the terms of loan agreements or security indentures; and

9)              The interim financial statements contain adequate and appropriate disclosures.

Compliance with Laws and Regulations

•                  Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

•                  Periodically obtain updates from management, general counsel and tax director regarding compliance;

•                  Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

•                  Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

Compliance with Code of Conduct

•                  Ensure that a code of conduct is formalized in writing and that all employees are aware of it;

•                  Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Code of Conduct and the guidelines for acceptable business practices;

•                  Review the program for monitoring compliance with the Code of Conduct; and

•                  Periodically obtain updates from management and general counsel regarding compliance.

Internal Audit and Control

•                  Review with the external auditors and the internal auditor, at least annually, the scope of current and future internal audit programs, including the procedure for assuring implementation by management of accepted recommendations made by the internal auditor; and review any issues that arise regarding the performance of the Company’s internal audit function and the significant matters contained in these Internal Audit Department reports;

•                  Discuss with the internal and external auditors their findings or suspicions of fraud, illegal acts or deficiencies in internal control;

•                  Review the qualifications of the internal audit function, its effectiveness, responsibilities, budget and staffing, and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit; and

•                  Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.

External Audit

•                  Directly appoint, retain, oversee, evaluate and terminate, when appropriate, the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries for each fiscal year and have sole authority to approve all audit fees and terms in connection with the engagement of the independent auditors, which shall report directly to the Committee;

•                  Approve in advance all audit and legally permitted non-audit services and estimated fees to be performed by the public accounting firm; or delegate the authority to preapprove such services to one or more members of the Audit Committee, who shall report any decision to preapprove any services to the full Audit Committee at its regularly scheduled meetings.

•                  At least annually, evaluate the external auditors’ qualifications, performance and independence, and obtain and review:

(a)          a report by the external auditor describing (i) the external auditor’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the external auditor and the Company; and

(b)         all other reports from the external auditors, including the annual comments from the external auditors on accounting procedures and systems of control;

•                  Receive from the external auditors the report required by Independence Standards Board Standard No. 1, as in effect at that time, and discuss it with the external auditors.

YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE.

PROXY

BIOMET, INC.

ANNUAL MEETING OF SHAREHOLDERS – SEPTEMBER 20, 2006, AT 4:00 P.M. (EDST)
THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Niles L. Noblitt and Daniel P. Hann, and each of them, as proxies, each with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Common Shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, September 20, 2006 at 4:00 p.m. (EDST), or any adjournment or postponement thereof. With respect to any other matter that property comes before the meeting, the proxy holders will vote in their own discretion.

Address Changes/Comments:

(If you noted address changes or comments above, please check the corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Savings Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

56 E. BELL DRIVE
P.O. BOX 587
WARSAW, IN 46582

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Biomet, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

123,456,789,012.00000
000000000000

PAGE 2 OF 2
C VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					☒	BIOMT 1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOMET, INC.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN. THIS PROXY WILL BE VOTED “FOR” MATTERS 1, 2 & 3 BELOW				02 0000000000 215063182004
				For all	Withhold all	For All Except	To withhold authority to vote, mark “For all Except” and write the nominee’s number on the line below.

Vote On The Election of Directors:

1.	Nominees:	01) Jerry L. Ferguson		☐	☐	☐
02) Daniel P. Hann
03) Thomas F. Kearns, Jr.

							For	Against	Abstain
Vote On The Following Proposals:

2.	Approve the Biomet, Inc. 2006 Equity Incentive Plan.						☐	☐	☐

3.	Ratify the selection of Ernst & Young, LLP as independent registered public accounting firm for the Company for the fiscal year ending May 31, 2007.						☐	☐	☐

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box any write them on the back where indicated.				☐			Yes	No
		Yes	No

Please indicate whether or not you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

Please indicate if you plan to attend this meeting.		☐	☐				☐	☐

123,456,789,012
090613100
28
Signature (PLEASE SIGN WITHIN BOX) Date			P35394	Signature (Joint Owner)			Date